UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

GOLDEN QUEEN MINING CO. LTD.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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(1)	Title of each class of securities to which transaction applies:

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NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF
SHAREHOLDERS

TO BE HELD ON MAY 13, 2019

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PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR

WITH RESPECT TO THE PROPOSED SALE BY THE CORPORATION

OF GOLDEN QUEEN MINING HOLDINGS, INC.

GOLDEN QUEEN MINING CO. LTD.

CORPORATE OFFICE

2300 – 1066 West Hastings Street

Vancouver, British Columbia V6E 3X2

These materials are important and require your immediate attention. If you have questions or require assistance with voting your shares, you may contact Golden Queen Mining Co. Ltd.’s proxy solicitation agent:

Laurel Hill Advisory Group

North American Toll-Free Number: 1-877-452-7184

Collect Calls Outside North America: 416-304-0211

Email: assistance@laurelhill.com

The accompanying proxy statement and management information circular is first being mailed to shareholders of Golden Queen Mining Co. Ltd. on or about April 15, 2019.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

LETTER TO SHAREHOLDERS

April 10, 2019

Dear shareholders of Golden Queen Mining Co. Ltd. (“Golden Queen” or the “Company”):

The board of directors of Golden Queen (the “Board”) cordially invites you to attend the annual general and special meeting (the “Meeting”) of holders of common shares (the “Shares”) to be held at #2300 – 1066 West Hastings Street, Vancouver, British Columbia at on May 13, 2019 at 10:00 a.m. (Pacific Time). At the Meeting, you will be asked to approve a proposed transaction involving the sale of 100% of the Company’s 50% ownership interest in the Soledad Mountain Project (the “Transaction”). The Soledad Mountain Project is Golden Queen’s primary asset, and its sale represents the sale of all or substantially all of Golden Queen’s assets.

The Transaction

Pursuant to a share purchase agreement dated February 7, 2019, the Company agreed to sell 100% of the shares of its subsidiary Golden Queen Mining Holdings Inc., which currently owns 50% of the outstanding units of Golden Queen Mining, LLC, to a group of purchasers including Thomas M. Clay and certain members of the Clay family and associated entities (collectively, the “Purchasers”). Golden Queen Mining, LLC owns and operates the Soledad Mountain Project located in Kern County, California.

The consideration from the Purchasers is comprised of (i) US$4.25 million in cash; (ii) the extinguishment of all amounts owing to the Purchasers by the Company under a loan agreement (approximately US$26.6 million as of February 7, 2019); and (iii) the cancellation of all of the Purchasers’ ownership interest in the Company (consisting of 177,701,229 Shares, 457,500 options and 18,000,000 share purchase warrants). In addition, the Purchasers may pay a contingent payment to the Company if the Soledad Mountain Project is subsequently sold or transferred to a third party in certain circumstances.

The consideration offered by the Purchasers totals approximately US$37.2 million (excluding the contingent payment), based on the volume-weighted average price of the Company’s Shares on the OTCQX Best Market for the 20 trading days ended February 7, 2019, and including the principal and accrued interest payable to the Purchasers pursuant to the loans to be extinguished.

The Board, on recommendation of the special committee, composed of independent directors of the Board (the “Special Committee”), and based upon its own investigations, has unanimously determined that the Transaction is in the best interests of Golden Queen and the shareholders of Golden Queen (excluding the Purchasers) and recommends that holders of the Shares vote to approve the Transaction.

Reasons for the Transaction

Despite the extensive efforts of our management and the Board, operations at the Soledad Mountain Project have not generated sufficient free cash flow to award dividends to Golden Queen and may require significant additional cash to continue. Golden Queen has been unable to attract sufficient capital to fund its own operations and GQM LLC, other than through loans and investment from members of the Clay family. Payments due under such loans have been extended until after the Meeting but are coming due in the near future.

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The benefits of the Transaction to shareholders include, but are not limited to:

•	Resolves going concern issue and the possibility of entering into bankruptcy and insolvency proceedings by eliminating all outstanding debt payable by Golden Queen, including the scheduled debt repayment that was due on February 8, 2019, and additional payments due in April and May of 2019.
•	Provides certainty of value and value that is more favorable than the value that might have been received by pursuing other business opportunities.
•	Eliminates the Clay’s majority ownership position, materially increasing the retained ownership by remaining shareholders.
•	Provides a meaningful cash treasury to assess various options to provide or return value to shareholders.
•	Decreases administrative expenses for Golden Queen following closing of the Transaction.

We recommend that you review in detail the potential benefits and risks associated with the Transaction which are set out in the attached proxy statement and management information circular (“Proxy Statement”) under “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Reasons for the Transaction” and “Risk Factors”.

Shareholder Vote

At the Meeting, you will be asked to consider and vote on a special resolution approving the Transaction (the “Transaction Resolution”), the full text of which is set out in the attached Proxy Statement. The Transaction constitutes the sale of all or substantially all of the assets of Golden Queen and is a related party transaction. Golden Queen has determined that the Transaction Resolution must be approved by (a) ⅔ of the votes cast on the Transaction Resolution, and (b) a simple majority of the votes cast on the Transaction Resolution by the shareholders of Golden Queen, excluding votes cast by shareholders that are required to be excluded pursuant to applicable securities laws and the policies of the Toronto Stock Exchange. The votes attached to an aggregate of 177,701,229 Shares (representing approximately 59.2% of the issued and outstanding Shares) owned by the Purchasers will be excluded from voting in determining whether the Transaction has been approved by the minority shareholders of Golden Queen. We recommend you review “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project” in the attached Proxy Statement for additional details.

At the Meeting, you will also be asked to consider and vote on a special resolution approving a consolidation (the “Consolidation Resolution”) of Golden Queen’s common shares on the basis of ten existing Shares for each one post-consolidation common share (the “Consolidation”). The Board believes it is in the best interest of Golden Queen to reduce the number of outstanding Shares, making Golden Queen more attractive to investors in potential future financings and transactions that may follow the Transaction. The Consolidation Resolution must be approved by ⅔ of the votes cast on the Consolidation Resolution. Management intends to proceed with the Consolidation on completion of the Transaction, but completion of the Transaction is not contingent on the approval of the Consolidation Resolution. We recommend you review “Matters to be Acted Upon at the Meeting – Proposal 2: Share Consolidation” in the attached Proxy Statement for additional details.

At the Meeting you will also be asked to consider and vote on a proposal to approve, on an advisory and non-binding basis, certain compensation that will or may be paid or become payable to our named executive officers under existing employment agreements, including in connection with the proposed Transaction (the “Advisory Say-on-Pay Resolution”) and the frequency of a say-on-pay vote (the “Advisory Vote on Say-on-Pay”). The Advisory Say-on-Pay Resolution requires approval of a simple majority of the votes cast on the Advisory Say-on-Pay Resolution. We recommend you review “Matters to be Acted Upon at the Meeting – Proposal 3: Advisory Vote on Executive Compensation” and “Matters to be Acted Upon at the Meeting – Proposal 4: Advisory Vote on Say-on-Pay Frequency” in the attached Proxy Statement for additional details.

Finally, you will also be asked to vote on annual general meeting matters, including the election of directors, appointment of auditors and approval of a stock option plan. See these items under “Matters to be Acted Upon at the Meeting” of the attached Proxy Statement for additional details.

A notice of meeting, Proxy Statement, and a proxy (“Proxy”) or voting instruction form (“VIF”) are included with this letter. The Proxy Statement provides detailed information about the Transaction Resolution, Consolidation Resolution and Advisory Say-on-Pay Resolution. We encourage you to carefully consider the information in this Proxy Statement, and to consult your financial, legal or other professional advisors if you require assistance.

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Special Committee and Board Recommendation

The Board appointed the Special Committee to evaluate the Transaction as well as explore potential alternatives to the Transaction. In recommending that the Company enter into the Transaction, the Special Committee carefully considered all aspects of the Transaction, considered strategic alternatives and appointed legal and financial advisors to assist in the evaluation process. The Special Committee received a confidential preliminary valuation and fairness opinion (the “Preliminary Valuation and Fairness Opinion”), subsequently confirmed in writing by a formal valuation and fairness opinion (the “Formal Valuation and Fairness Opinion”), which is described herein, from Ernst & Young LLP. The Preliminary Valuation and Fairness Opinion provided a valuation of Golden Queen and concluded, subject to certain assumptions, limitations and qualifications, that the Transaction is fair, from a financial point of view, to the shareholders, other than the Purchasers.

After careful consideration of the Company’s financial condition and debt obligations, the Preliminary Valuation and Fairness Opinion, and the lack of strategic alternatives, the Special Committee recommended that the Board approve the Transaction on the basis that it is in the best interests of the Company and the shareholders of the Company (excluding the Purchasers). The Board unanimously recommends that shareholders of the Company vote FOR the Transaction Resolution, Consolidation Resolution and Advisory Say-on-Pay Resolution at the Meeting and FOR the option of “3 Years” as the preferred frequency on Say-on-Pay Votes.

Vote Your Shares Today

Your vote is important, regardless of the number of Shares you own. If you are a registered shareholder, meaning that your name appears on the records of Golden Queen as the registered holder of common shares (a “Registered Shareholder”), you may wish to vote by proxy whether or not you attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing the enclosed Proxy and returning it to the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), in accordance with the instructions on the Proxy. You should ensure that the Proxy is received by Computershare at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

If you are a non-registered or beneficial shareholder, meaning your Shares are not registered in your own name but are registered in the name of a broker, bank or other intermediary (a “Beneficial Shareholder”), follow the instructions provided by your broker or other intermediary to vote your common shares. You may also consult the section in the Proxy Statement entitled “General Proxy Information – Proxy Voting – Beneficial Shareholders” for more detailed information.

Shareholder Questions

If you have any questions about the Transaction or Consolidation, please contact Brenda Dayton, Corporate Secretary, by telephone at 1-778-373-1557, or by email at info@goldenqueen.com. If you need assistance with the completion and delivery of your Proxy or VIF, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by telephone at 1-877-452-7184, or by email at assistance@laurelhill.com.

On behalf of Golden Queen, I would like to thank all our shareholders for their ongoing support.

Yours truly,

Paul Blythe

Chairman of Special Committee

The enclosed Proxy Statement is dated April 10, 2019 and is expected to be first sent or given to shareholders of Golden Queen on or about April 15, 2019.

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NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual general and special meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Golden Queen Mining Co. Ltd. (the “Company” or “Golden Queen”) will be held at #2300 – 1066 West Hastings Street, Vancouver, B.C. on May 13, 2019 at 10:00 a.m. (Pacific Time) for the following purposes:

1.	to consider and, if thought advisable, to pass, a special resolution (the “Transaction Resolution”) to approve the sale of 100% of the shares of Golden Queen Mining Holdings Inc., which currently holds a 50% ownership interest in the Soledad Mountain Project, pursuant to the terms of an agreement for the purchase of shares dated February 7, 2019 (the “Share Purchase Agreement”) between the Company and the Purchasers (as defined in the accompanying proxy statement and management information circular (“Proxy Statement”)) that, for corporate law purposes, constitutes the sale of all or substantially all of the assets of the Company, as described in the accompanying Proxy Statement;

2.	to consider and, if deemed advisable, to pass a special resolution (the “Consolidation Resolution”) to approve the consolidation of the capital of the Company on the basis of ten (10) existing common shares for each one (1) post-consolidation common share, as more particularly described in the accompanying Proxy Statement;

3.	to consider and, if thought advisable, to pass, a resolution (the “Advisory Say-on-Pay Resolution”) to approve, on an advisory and non-binding basis, certain executive compensation, including compensation that will or may be paid or become payable to our named executive officers under existing employment agreements in connection with the Transaction;

4.	to hold an advisory and non-binding vote on the frequency of future Say-on-Pay votes;

5.	to receive the financial statements of the Company for its financial year ended December 31, 2018 together with the report of the independent auditors thereon;

6.	to set the number of directors at three (3) and to elect directors to serve until the next annual general meeting of Shareholders or until their respective successors are elected or appointed;

7.	to re-appoint PricewaterhouseCoopers LLP as independent auditors of the Company for the financial year ending December 31, 2019, and to authorize the directors to fix the auditors’ remuneration; and

8.	to consider, and, if thought advisable, to pass a resolution to approve the Company’s stock option plan as more particularly described in the accompanying Proxy Statement.

The specific details of the matters proposed to be put before the Meeting are set forth in the Proxy Statement accompanying and forming part of this Notice. The full text of the Transaction Resolution, Consolidation Resolution and Advisory Say-on-Pay Resolution and the proposal for frequency on future Say-on-Pay votes are set forth in “Matters to be Acted Upon at the Meeting” of the accompanying Proxy Statement.

The Board has fixed April 3, 2019, as the record date for determining Shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Only Shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Meeting.

All registered Shareholders are invited to attend the Meeting in person, but even if you expect to be present at the Meeting, you are requested to mark, sign, date and return the enclosed form of proxy (“Proxy”) as promptly as possible as directed on the form to ensure your representation. Beneficial Shareholders must complete the enclosed voter information form (“VIF”) and return it as directed on the VIF to ensure your representation. All Proxies must be received by our transfer agent not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, before the time of the Meeting in order to be counted. All VIFs must be returned as directed and within the time specified on the VIF in order to be counted. Registered shareholders attending the Meeting may vote in person even if they have previously voted by Proxy.

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Registered Shareholders have the right to dissent with respect to the Transaction Resolution, as more particularly described in the accompanying Proxy Statement. Those registered Shareholders who validly exercise dissent rights will be entitled to be paid fair value of their common shares. In order to validly exercise dissent rights, registered shareholders must strictly comply with the dissent procedures as set out in Sections 237 to 247 of the Business Corporations Act (British Columbia). See “Dissent Rights” in the attached Proxy Statement.

If you have any questions or need assistance with the completion and delivery of your Proxy or VIF, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by telephone at 1-877-452-7184, or by email at assistance@laurelhill.com.

Dated at Vancouver, British Columbia, this 10th day of April, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Paul M. Blythe
Paul M. Blythe, Director

Important Notice Regarding the Availability of Proxy Materials for

the Company’s Annual General and Special Meeting of Shareholders to be held on May 13, 2019.

The Company’s Proxy Statement is available online at www.goldenqueen.com

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GOLDEN QUEEN MINING CO. LTD.
#2300 – 1066 West Hastings Street
Vancouver, British Columbia, V6E 3X2

PROXY STATEMENT

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

May 13, 2019

GENERAL

This management information circular and proxy statement (“Proxy Statement”), including all schedules and appendices hereto, is being furnished in connection with the solicitation of proxies by or on behalf of management of Golden Queen Mining Co. Ltd. (the “Company” or “Golden Queen”), a British Columbia corporation, for use at the annual general and special meeting of the shareholders (the “Meeting”) of Golden Queen to be held at #2300 – 1066 West Hastings Street, Vancouver, B.C., V6E 3X2, Canada on May 13, 2019 at 10:00 a.m. (Pacific Time), and at any adjournment(s) or postponement(s) thereof.

In this Proxy Statement, all references to “US$” are references to United States dollars and all references to “C$” are references to Canadian dollars. As at April 9, 2019, one Canadian dollar was equal to approximately US$0.7510, based on the indicative rate published by the Bank of Canada.

In this Proxy Statement, “Shares” means the common shares in the capital of the Company as constituted on the date hereof, “Shareholders” means the holders of Shares, “Registered Shareholders” means shareholders whose names appear on the records of the Company as the registered holders of Shares, and “Beneficial Shareholders” means shareholders who do not hold Shares in their own name, as further explained under “General Proxy Information – Proxy Voting – Beneficial Shareholders” below.

This Proxy Statement and the accompanying proxy card are being mailed to our Shareholders on or about April 15, 2019. The Company is sending proxy-related materials directly to Registered Shareholders and intends to pay for intermediaries to forward the proxy-related materials to non-objecting and objecting Beneficial Shareholders under National Instrument 54-101 and Rule 14a-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

It is expected that the solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or email by certain of the Company’s directors, officers and regular employees, who will not receive additional compensation for such solicitation. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to Beneficial Shareholders. The Company has engaged Laurel Hill Advisory Group to assist in the solicitation of proxies in connection with the Meeting. The Company has agreed to pay Laurel Hill Advisory Group a fee of C$40,000 plus reasonable out-of-pocket expenses to solicit proxies. Half of this cost of solicitation will be paid by the Company and half by the Purchasers (as defined below).

Our administrative offices are located at #2300 – 1066 West Hastings Street, Vancouver, BC, V6E 3X2.

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SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, including the Schedules attached hereto. The full text of the Share Purchase Agreement (as defined below) may be viewed on EDGAR at www.sec.gov and SEDAR at www.sedar.com under the filings made by Golden Queen. Shareholders may also request a copy of the Share Purchase Agreement from Golden Queen free of charge. See the section of this Proxy Statement entitled “Additional Information”.

The Transaction

Pursuant to a share purchase agreement dated February 7, 2019 (the “Share Purchase Agreement”), the Company agreed to sell 100% of the shares of Golden Queen Mining Holdings Inc. (“GQM US”) to a group of purchasers including Thomas M. Clay and certain members of the Clay family and associated entities (collectively, the “Purchasers”). GQM US currently holds a 50% interest in Golden Queen Mining Company, LLC (“GQM LLC”), the owner of a 100% interest in the Soledad Mountain Project, located at Soledad Mountain, Mojave Mining District, Kern County, California. The 50% interest of GQM US in GQM LLC is subject to potential dilution as a result of warrants of GQM LLC held by Gauss, LLC, which warrants are described under “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Background to the Transaction”. The Soledad Mountain Project is Golden Queen’s primary asset, and its sale represents the sale of all or substantially all of Golden Queen’s assets.

Under the terms of the Share Purchase Agreement, the purchase price is comprised of (i) US$4.25 million in cash; (ii) the extinguishment of all amounts owing to the Purchasers by the Company under a loan agreement (approximately US$26.6 million as of February 7, 2019); and (iii) the cancellation of all the Purchasers’ ownership interest in the Company (consisting of 177,701,229 Shares, 457,500 options and 18,000,000 share purchase warrants). In addition, the Purchasers may pay a contingent payment to the Company if the Soledad Mountain Project is subsequently sold or transferred to a third party in certain circumstances.

The consideration offered by the Purchasers totals approximately US$37.2 million (excluding the contingent payment), based on the volume-weighted average price of the Shares on the OTCQX Best Market for the 20 trading days ended February 7, 2019, and including the principal and accrued interest payable to the Purchasers pursuant to the loans to be extinguished.

See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Terms of the Transaction”.

Purpose of the Meeting

The purpose of the Meeting is for Shareholders to consider and vote on:

1.	a special resolution approving the Transaction (the “Transaction Resolution”);

2.	a special resolution approving the consolidation of the capital of the Company on the basis of ten (10) existing Shares for each one (1) Post-Consolidation Share (the “Consolidation Resolution”);

3.	a resolution approving, on an advisory and non-binding basis, certain compensation arrangements with our named executive officers, including under existing employment agreements (the “Advisory Say-on-Pay Resolution”);

4.	to hold an advisory and non-binding vote on the frequency of future Say-on-Pay votes;

5.	setting the number of directors at three (3) and electing directors to serve until the next annual general meeting, or until their respective successors are elected or appointed;

6.	re-appointing PricewaterhouseCoopers LLP as independent auditors of the Company for the financial year ending December 31, 2019, and authorizing the directors to fix the auditors’ remuneration; and

7.	a resolution approving the Company’s stock option plan.

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The full text of these resolutions are set out in “Matters to be Acted Upon at the Meeting” of this Proxy Statement.

The Transaction constitutes the sale of all or substantially all of the assets of Golden Queen to related parties of Golden Queen, and requires approval of the Shareholders in accordance with the Business Corporations Act (British Columbia) (“BCBCA”), Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) and section 501(c) of the Toronto Stock Exchange (“TSX”) Company Manual. Golden Queen has determined that the Transaction Resolution must be approved by both (a) ⅔ of the votes cast on the Transaction Resolution, and (b) a simple majority of the votes cast on the Transaction Resolution by the Shareholders, excluding votes cast by Shareholders that are required to be excluded pursuant to applicable securities laws and the policies of the TSX. The votes attached to an aggregate of 177,701,229 Shares (representing approximately 59.2% of the issued and outstanding Shares) owned by the Purchasers will be excluded from voting in determining whether the Transaction Resolution has been approved by the minority Shareholders.

Golden Queen is also proposing to complete a consolidation of its Shares (the “Consolidation”) whereby each ten existing Shares will be consolidated into one post-consolidation common share of Golden Queen (each a “Post-Consolidation Share”). Shareholders will be asked to consider and vote on the Consolidation Resolution, which must be approved by ⅔ of the votes cast on the Consolidation Resolution. Management intends to proceed with the Consolidation on completion of the Transaction, but completion of the Transaction is not contingent on the approval of the Consolidation Resolution.

At the Meeting, Shareholders will also be asked to consider and vote on a proposal to approve, on an advisory and non-binding basis, certain compensation payable to Golden Queen’s named executive officers, including compensation that will or may be paid or become payable under existing employment agreements in connection with the proposed Transaction. The Advisory Say-on-Pay Resolution requires approval by a simple majority of the votes cast on the Advisory Say-on-Pay Resolution. With respect to the advisory vote on the frequency of future Say-on-Pay votes, the Shareholders will be deemed to have selected the frequency option that receives the most votes.

See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Shareholder Approval”, “Matters to be Acted Upon at the Meeting – Proposal 2: Share Consolidation – Shareholder Approval”, “Matters to be Acted Upon at the Meeting – Proposal 3: Advisory Vote on Executive Compensation” and “Matters to be Acted Upon at the Meeting – Proposal 4: Advisory Vote on Say-on-Pay Frequency”.

The election of directors, appointment of auditors and approval of the stock option plan must be approved by a simple majority of the votes cast on such resolutions.

See “Matters to be Acted Upon at the Meeting – Proposal 5: Election of Directors”, “Matters to be Acted Upon at the Meeting – Proposal 6: Appointment of Independent Auditors” and “Matters to be Acted Upon at the Meeting – Proposal 7: Approval of Stock Option Plan”.

Date, Time and Place of Meeting and Record Date

The Meeting will be held at #2300 – 1066 West Hastings Street, Vancouver, B.C. on May 13, 2019 at 10:00 a.m. (Pacific Time). The board of directors of the Company (the “Board”) has fixed April 3, 2019, at the close of business, as the record date for the determination of the Shareholders entitled to receive notice of the Meeting and to vote thereat (the “Record Date”).

Reasons for the Transaction

Despite the extensive efforts of our management and the Board, operations at the Soledad Mountain Project have not generated sufficient free cash flow to award dividends to Golden Queen and may require significant additional cash to continue. Golden Queen has been unable to attract sufficient capital to fund its own operations and GQM LLC, other than through loans and investment from members of the Clay family. Payments due under such loans have been extended but are coming due in the near future.

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The Board appointed a special committee, composed of independent directors of the Board (the “Special Committee”) to, in conjunction with legal and financial advisors, evaluate the Transaction as well as explore potential alternatives to the Transaction. In recommending the Transaction, the Special Committee and the Board considered and evaluated a number of factors, including:

•	The Transaction will allow the Company to eliminate the indebtedness owed to the Purchasers. The Transaction resolves Golden Queen’s going concern issue and the possibility of entering into bankruptcy and insolvency proceedings by eliminating all outstanding debt payable by Golden Queen, including a scheduled debt repayment on February 8, 2019, and additional payments due in April and May 2019.

•	The belief of the Special Committee and Board, after consultation with Golden Queen’s financial and legal advisors and management, and after review of the other strategic opportunities reasonably available to Golden Queen, including the possibility of not engaging in the Transaction and pursuing insolvency, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities, that the Transaction represents Golden Queen’s best and most certain prospect for continuing in the current economic environment.

•	The inability of Golden Queen to obtain refinancing of its maturing debt obligations or to raise new equity financing from sources other than the Purchasers.

•	The Special Committee and Board have concluded that the value offered to Shareholders under the Share Purchase Agreement is more favorable than the value that might have been realized by pursuing other business opportunities. Given the challenges that the Company has had in obtaining financing in the past few years, the Transaction was deemed to be a superior alternative which will allow Shareholders to realize the value of its assets.

•	The Transaction provides a meaningful cash treasury to assess various options to provide or return value to Shareholders going forward. The Company intends to apply to be listed on the NEX board of the TSX Venture Exchange following closing of the Transaction, in order to restructure its affairs and pursue new business opportunities.

•	The receipt of a confidential preliminary valuation and fairness opinion (the “Preliminary Valuation and Fairness Opinion”), subsequently confirmed by a formal valuation and fairness opinion (the “Formal Valuation and Fairness Opinion”), which is described herein, from Ernst & Young LLP (“EY”) that, as of the date thereof, and subject to the assumptions, limitations and qualifications contained therein, the Transaction is fair, from a financial point of view, to the Shareholders, other than the Purchasers.

•	The Special Committee considered the estimated value of Golden Queen following the completion of the proposed Transaction. Golden Queen will receive a US$4.25M cash payment as part of the Transaction, which represents approximately C$0.05 per Share, post-Transaction (before considering any costs of the proposed Transaction and any other assets (such as cash) remaining in Golden Queen) which compares favourably to the pre-Transaction valuation range of $0.03 to $0.06 per Share provided by EY in its Formal Valuation and Fairness Opinion.

•	Eliminates the Purchasers’ majority ownership position, materially increasing retained ownership by remaining shareholders.

•	Decreases administrative expenses for Golden Queen following closing of the Transaction.

•	The Special Committee considered the further development required of the Soledad Mountain Project, the uncertain and unpredictable nature of the mining industry, the volatility of gold and silver prices, increases in operational and development costs among other factors that would impact Golden Queen’s ability to realize profit from the Soledad Mountain Project in the foreseeable future.

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•	The Special Committee considered the impending significant capital contributions needed to be made by Golden Queen under the joint venture agreement with respect to the Soledad Mountain Project and Golden Queen’s lack of cash resources and financing opportunities to be able to fund such additional capital.

•	The Share Purchase Agreement allowed Golden Queen to continue to solicit, initiate, encourage and participate in discussions regarding competing proposals to the Transaction, until April 1, 2019. In addition, the Board had the right to terminate the Share Purchase Agreement to accept a superior proposal, subject to payment of a US$1M termination fee.

•	The Share Purchase Agreement provides for a contingent payment to Golden Queen if the Soledad Mountain Project is subsequently sold or transferred to a third party in certain circumstances.

•	The Transaction requires approval of ⅔ of the votes cast on the Transaction Resolution, and a majority of the votes cast on the Transaction Resolution by the Shareholders, excluding votes cast by the Purchasers, meaning that Shareholders who do not have an interest in the Transaction are provided with the opportunity to vote for or against the Transaction.

We recommend that you review in detail the potential benefits and risks associated with the Transaction which are set out in under “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Reasons for the Transaction” and “Risk Factors”.

Recommendation of the Special Committee and Board

After careful consideration, and taking into account the Preliminary Valuation and Fairness Opinion, consultation with its financial and legal advisors, and such matters as it considered relevant, the Special Committee unanimously determined that the Transaction, as proposed in the Share Purchase Agreement, is in the best interests of Golden Queen and the Shareholders (excluding the Purchasers) and recommended the Board approve the Transaction, and recommend that Shareholders vote for the Transaction Resolution.

The Board received the recommendation of the Special Committee, and after taking into account the Preliminary Valuation and Fairness Opinion, consulting with its financial and legal advisors, and considering such matters as it deemed relevant, the Board determined that the Transaction, as proposed in the Share Purchase Agreement, is in the best interests of Golden Queen and the Shareholders (excluding the Purchasers) and approved the entering into of the Share Purchase Agreement. The Board recommends that Shareholders vote FOR the Transaction Resolution, Consolidation Resolution and Advisory Say-on-Pay Resolution and FOR the option of “3 Years” as the preferred frequency on Say-on-Pay Votes.

See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Recommendation of the Special Committee”, “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Recommendation of the Board”, “Matters to be Acted Upon at the Meeting – Proposal 2: Share Consolidation”, “Matters to be Acted Upon at the Meeting – Proposal 3: Advisory Vote On Executive Compensation” and “Matters to be Acted Upon at the Meeting – Proposal 4: Advisory Vote on Say-on-Pay Frequency”.

The Board also recommends that Shareholders vote FOR each nominee for director of the Company, the appointment of PricewaterhouseCoopers LLP as auditors for the ensuing year, and the approval of the stock option plan.

See “Matters to be Acted Upon at the Meeting – Proposal 5: Election of Directors”, “Matters to be Acted Upon at the Meeting – Proposal 6: Appointment of Independent Auditors” and “Matters to be Acted Upon at the Meeting – Proposal 7: Approval of Stock Option Plan”.

Formal Valuation and Fairness Opinion

The Special Committee engaged EY to provide the Preliminary Valuation and Fairness Opinion, subsequently confirmed in writing by the Formal Valuation and Fairness Opinion. Prior to entering into the Share Purchase Agreement, the Special Committee received the Preliminary Valuation and Fairness Opinion that provided a valuation of Golden Queen and concluded, subject to certain assumptions, limitations and qualifications, that the Transaction is fair, from a financial point of view, to the Shareholders, other than the Purchasers.

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A summary of the Formal Valuation and Fairness Opinion is included in this Proxy Statement. See the section entitled “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Opinion of the Financial Advisor”. The full Formal Valuation and Fairness Opinion will be filed on EDGAR at www.sec.gov and SEDAR at www.sedar.com under the filings made by Golden Queen on or about April 15, 2019. Shareholders may also request a copy of the Formal Valuation and Fairness Opinion from Golden Queen free of charge. See the section of this Proxy Statement entitled “Additional Information”.

The Board recommends that Shareholders read the Formal Valuation and Fairness Opinion in its entirety for a description of assumptions made, matters considered and limitations and qualifications on the review undertaken in connection with its preparation. It does not constitute a recommendation to Shareholders as to whether they should vote in favor of the Transaction Resolution. It is one of many factors taken into consideration by the Special Committee and Board to unanimously approve the Transaction.

Effect of the Transaction

If the Transaction is completed, Golden Queen will have no material assets and no active business. Golden Queen intends to restructure its affairs and pursue new business opportunities. Golden Queen will remain a reporting issuer in the Provinces of British Columbia, Alberta, Ontario, Quebec and the United States. Golden Queen intends to apply to list on the NEX board of the TSX Venture Exchange, and expects its quotation on the OTCQX Best Market to be moved to a lower tier service of the OTC Markets Group Inc.

The Transaction will not alter the rights, privileges or nature of the issued and outstanding Shares. A Shareholder, other than the Purchasers, who holds Shares immediately prior to the closing of the Transaction, will continue to hold the same number of Shares immediately following the closing. See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Effect of the Transaction”.

Tax Consequences of the Transaction

Golden Queen expects there will be no material tax consequences to the Company or Shareholders (excluding the Purchasers), under the Income Tax Act (Canada) or the U.S. Internal Revenue Code of 1986 (the “Code”) as a result of the Transaction. However, Shareholders should consult their own legal and tax advisors for advice with respect to their particular circumstances.

See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Tax Consequences”.

The Consolidation

The Board believes it is in the best interest of Golden Queen to reduce the number of outstanding Shares, making Golden Queen more attractive to investors in potential future financings and transactions that may follow the Transaction. If the Transaction is completed and Golden Queen proceeds with the Consolidation, the number of Shares issued and outstanding will be reduced from 122,400,212 Shares, after cancellation of Shares pursuant to the Transaction, to approximately 12,240,021 Post-Consolidation Shares issued and outstanding. Except for any variances attributable to the rounding of fractional Post-Consolidation Shares, the change in the number of issued and outstanding Shares will cause no change in the capital attributable to the Shares and will not materially affect any Shareholder’s percentage ownership in Golden Queen. In addition, the Consolidation will not materially affect any Shareholder’s proportionate voting rights.

See “Matters to be Acted Upon at the Meeting – Proposal 2: Share Consolidation”.

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QUESTIONS AND ANSWERS

The following is a summary of certain information contained in or incorporated by reference into this Proxy Statement, together with some of the questions that you, as Shareholder, may have and answers to those questions. You are urged to read the remainder of this Proxy Statement and the enclosed Proxy carefully, because the information contained below is of a summary nature, and is qualified in its entirety by the more detailed information contained elsewhere in or incorporated by reference into this Proxy Statement, the Proxy and the attached schedules to this Proxy Statement, all of which are important and should be reviewed carefully.

This Proxy Statement is provided to you in connection with the solicitation by or on behalf of management of Golden Queen of proxies to be used at the Meeting to be held at #2300 – 1066 West Hastings Street, Vancouver, B.C., V6E 3X2 on May 13, 2019, at 10:00 a.m. (Pacific Time) for the purposes indicated in the attached Notice of Meeting.

Your vote is very important. We encourage you to exercise your right to vote by proxy if:

1)       you cannot attend the Meeting; or

2)       you plan to attend the Meeting but prefer the convenience of voting in advance.

The questions and answers below give general guidance for voting your Shares and related matters. Unless otherwise noted, all answers relate to both Registered Shareholders and Beneficial Shareholders. If you have any questions, please feel free to contact Brenda Dayton, the Corporate Secretary of Golden Queen at 1-778-373-1557 or info@goldenqueen.com, or Laurel Hill Advisory Group, our proxy solicitation agent, by telephone at: 1-877-452-7184 (North American Toll Free) or 416-304-0211 (Collect Outside North America), or by email at: assistance@laurelhill.com.

1.	What matters will be voted on at the Meeting?

Golden Queen has entered into a Share Purchase Agreement pursuant to which it will sell its interest in the Soledad Mountain Project to the Purchasers, who are related parties of Golden Queen. Golden Queen is also seeking approval of a proposed Consolidation. At the Meeting, Shareholders will be asked to:

(a)	consider and, if thought advisable, to pass, a special resolution to approve the Transaction, that, for corporate law purposes, constitutes the sale of all or substantially all of the assets of the Company;

(b)	consider and, if deemed advisable, to pass, a special resolution to approve the consolidation of the capital of the Company on the basis of ten (10) existing Shares for each one (1) Post-Consolidation Share;

(c)	consider and, if thought advisable, to pass a resolution, on an advisory and non-binding basis, certain compensation arrangements with our named executive officers, including compensation under existing employment agreements, payable in connection with the Transaction;

(d)	hold an advisory and non-binding vote on the frequency of future Say-on-Pay votes;

(e)	set the number of directors at three (3) and elect directors to serve until the next annual general meeting, or until their respective successors are elected or appointed;

(f)	re-appoint PricewaterhouseCoopers LLP as independent auditors of the Company for the financial year ending December 31, 2019, and authorize the directors to fix the auditors’ remuneration; and

(g)	consider and, if thought advisable, to pass, a resolution approving the Company’s stock option plan.

See “Matters to be Acted Upon at the Meeting”.

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2.	Does the Board support the Transaction and Consolidation?

Yes. The Board, on recommendation of the Special Committee and based upon its own investigations, has unanimously determined that the Transaction is in the best interests of Golden Queen and the Shareholders (excluding the Purchasers) and recommends that Shareholders vote FOR the Transaction Resolution.

In making its recommendations, the Special Committee and the Board considered a number of factors as described in this Proxy Statement. See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Reasons for the Transaction”, “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Recommendation of the Special Committee” and “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Recommendation of the Board”.

The Board also recommends that Shareholders vote FOR the Consolidation Resolution, Advisory Say-on-Pay Resolution, each nominee for director of the Company, the appointment of PricewaterhouseCoopers LLP as auditors for the ensuing year, and the approval of the stock option plan.

3.	Why should I support the Transaction?

Golden Queen faces ongoing operational challenges and requires additional funding for its operations. Golden Queen has been unable to attract sufficient capital, other than receiving loans and investment from members of the Clay family. The benefits of the Transaction to Shareholders include, but are not limited to:

•	Resolves going concern issue and the possibility of entering into bankruptcy and insolvency proceedings by eliminating all outstanding debt payable by Golden Queen, including a scheduled debt repayment on February 8, 2019, and additional payments due in April and May 2019.
•	Provides certainty of value and value that is more favorable than the value that might have been received by pursuing other business opportunities.
•	The Share Purchase Agreement includes an additional payment to Golden Queen if the Soledad Mountain Project is subsequently sold or transferred to a third party in certain circumstances.
•	Eliminates the Clay’s majority ownership position, materially increasing retained ownership by remaining Shareholders.
•	Provides a meaningful cash treasury to assess various options to provide or return value to Shareholders.
•	Decreases administrative expenses for Golden Queen following closing of the Transaction.
•	According to the Formal Valuation and Fairness Opinion, as of the date thereof, and subject to certain assumptions, limitations and qualifications, the Transaction is fair, from a financial point of view, to the Shareholders, other than the Purchasers.
•	The estimated value of Golden Queen following the completion of the proposed Transaction. Golden Queen will receive a US$4.25M cash payment as part of the Transaction, which represents approximately C$0.05 per Share, post-Transaction (before considering any costs of the proposed Transaction and any other assets (such as cash) remaining in Golden Queen) which compares favourably to the pre-Transaction valuation range of $0.03 to $0.06 per Share provided by EY in its Formal Valuation and Fairness Opinion.
•	If the Transaction is not approved and cannot be completed, all amounts owing under Golden Queen’s outstanding debt will become immediately due and payable, and Golden Queen will still be required to pay expenses associated with the Transaction, meaning Golden Queen will continue to have a going concern issue.

We recommend that you review in detail the potential benefits and risks associated with the Transaction set out under “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Reasons for the Transaction” and “Risk Factors”.

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4.           Why am I being asked to vote on a proposal to approve, on an advisory basis, certain compensation arrangements with the Company’s named executive officers, including compensation payable in connection with the Transaction?

The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation disclosed in this Proxy Statement for our executive officers who are named in the Summary Compensation Table (commonly known as the “Say on Pay” proposal). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). In addition, our existing employment agreements with our named executive officers were not previously subject to an advisory vote of shareholders and under SEC rules, we are required to seek approval, on an advisory and non-binding basis, of these agreements because compensation will or may be paid or become payable in connection with the Transaction. Approval of this proposal is not a condition to the completion of the Transaction and the vote on this proposal is an advisory vote and will not be binding on the Company.

5.	Why am I being asked to vote on a the frequency of future Say-on-Pay votes?

The Dodd-Frank act also requires all public companies to hold a separate non-binding advisory shareholder vote with respect to the frequency of the vote on Say on Pay. Companies must give shareholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (common known as the “Frequency Vote on Say on Pay.”) Shareholders may also abstain from making a choice, pursuant to the proposed rules recently issued by the SEC. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their shareholders no less often than every six years thereafter the Frequency Vote on Say on Pay. Our last Frequency Vote on Say on Pay was held on May 30, 2013. Pursuant to Section 14A of the Exchange Act, we are holding a separate non-binding advisory vote on the frequency of Say on Pay in future years at the Annual Meeting.

6.	Who is entitled to vote?

Shareholders of record as of the close of business on April 3, 2019 are entitled to vote at the Meeting. Each Shareholder has one vote for each Share held. The Shares are the only securities of the Company that entitle their holders to vote at the Meeting.

7.	How do I vote?

If you are a Registered Shareholder, you may vote on the Transaction by either attending the Meeting in person or by completing and returning the enclosed Proxy in accordance with its instructions. Registered Shareholders may wish to vote by proxy whether or not they attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing the enclosed Proxy and returning it to the Company’s transfer agent, Computershare, in accordance with the instructions on the Proxy. You should ensure that the Proxy is received by Computershare at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting.

Beneficial Shareholders who own Shares through their broker or other intermediary should follow the instructions provided by their intermediary. If you do not provide voting instructions to your broker or intermediary, you may lose your right to vote at the Meeting.

See “General Proxy Information – Proxy Voting” for more information on how to vote your Shares.

8.	How many votes are necessary to approve the Transaction and Consolidation?

Golden Queen has determined that the Transaction Resolution must be approved by (a) ⅔ of the votes cast on the Transaction Resolution, and (b) a simple majority of the votes cast on the Transaction Resolution by the Shareholders, excluding votes cast by Shareholders that are required to be excluded pursuant to applicable securities laws and the policies of the TSX. The votes attached to an aggregate of 177,701,229 Shares (representing approximately 59.2% of the issued and outstanding Shares) owned by the Purchasers will be excluded from voting in determining whether the Transaction has been approved by the minority Shareholders of Golden Queen.

The Consolidation Resolution must be approved by ⅔ of the votes cast on the Consolidation Resolution. The Advisory Say-on-Pay Resolution must be approved by a simple majority of the votes cast on the Advisory Say-on-Pay Resolution. Completion of the Transaction is not contingent on the approval of the Consolidation Resolution or Advisory Say-on-Pay Resolution.

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9.	Do I have dissent rights?

Registered Shareholders have the right to dissent in respect of the Transaction Resolution, and to be paid the fair value of their Shares. To exercise dissent rights in respect of the Transaction Resolution, a written notice of objection to the Transaction Resolution must be received by Golden Queen in accordance with the instructions set out in the Proxy Statement by 4:00 p.m. (Pacific Time) on May 9, 2019, or two business days prior to any adjournment of the Meeting. Failure to strictly comply with the dissent procedures will result in the loss of any right to dissent. See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Dissent Rights” and Schedule B of the Proxy Statement.

Shareholders do not have dissent rights with respect to the proposed Consolidation or Advisory Say-on-Pay Resolution.

10.	Are there any other approvals required for the Transaction or Consolidation?

In addition to approval by the Shareholders, the Transaction is subject to final approval from the TSX. The Company has received conditional approval of the Transaction from the TSX, and the provisions of the Proxy Statement relating to the Transaction Resolution sought were reviewed and accepted by the TSX, but there is no guarantee that the Transaction will receive final approval from the TSX.

Management intends to proceed with the Consolidation on completion of the Transaction. The Consolidation is subject to the approval of the TSX, and there is no guarantee that the Consolidation will receive approval from the TSX.

11.	When will the Transaction and Consolidation be effective?

Golden Queen and the Purchasers are working to close the Transaction as soon as reasonably practicable. Subject to the approval of the Shareholders and the final approval from the TSX, the parties currently anticipate that the Transaction will close before May 21, 2019. However, there can be no certainty that the Transaction will close, and Shareholders are advised to review the “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Reasons for the Transaction” and “Risk Factors” sections of this Proxy Statement.

Management intends to proceed with the Consolidation on completion of the Transaction. If the Consolidation Resolution is approved, the Board will have the authority, in their sole discretion, to revoke the Consolidation Resolution and abandon the Consolidation. See “Matters to be Acted Upon at the Meeting – Proposal 2: Share Consolidation”.

12.	What happens if the Transaction is not approved by the Shareholders or does not close?

If the Transaction is not approved by the Shareholders, the Share Purchase Agreement will terminate. All amounts owing under Golden Queen’s outstanding debt will become immediately due and payable, and Golden Queen will still be required to pay expenses associated with the Transaction. Golden Queen will continue to have a going concern issue and face the possibility of entering into bankruptcy and insolvency proceedings. See “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Reasons for the Transaction” and “Risk Factors” in this Proxy Statement.

13.	What happens if the Consolidation is not approved by the Shareholders or is not implemented?

If the Consolidation is not approved by the Shareholders or the Consolidation is not implemented by the Board, there will be no change in the Shares. Completion of the Transaction is not contingent on the approval of the Consolidation Resolution. See “Matters to be Acted Upon at the Meeting – Proposal 2: Share Consolidation”.

14.	Who can I contact if I have questions?

If you would like additional copies of these materials or who have any questions about the Transaction or Consolidation, the information contained in this Proxy Statement, or the Meeting, please contact Brenda Dayton of Golden Queen at 1-778-373-1557 or info@goldenqueen.com, or Laurel Hill Advisory Group, our proxy solicitation agent, by telephone at 1-877-452-7184, or by email at assistance@laurelhill.com. Shareholders who have questions about how to vote should contact their professional advisors.

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CAUTIONARY NOTE REGARDING DISCLOSURE

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the management of Golden Queen for use at the Meeting and any adjournments or postponements thereof. No person has been authorized to give any information or make any representation in connection with the Transaction, Consolidation or any other matters to be considered at the Meeting other than those contained in this Proxy Statement and, if given or made, any such information or representation must not be relied upon as having been authorized and should not be relied upon in making a decision as to how to vote on the Transaction and Consolidation.

All summaries of, and references to, the Transaction in this Proxy Statement are qualified in their entirety by reference to the complete text of the Share Purchase Agreement, a copy of which is available with Golden Queen’s filings on EDGAR at www.sec.gov and SEDAR at www.sedar.com, or may be requested free of charge from Golden Queen, and is incorporated by reference into this Proxy Statement. Information contained in this Proxy Statement should not be construed as legal, tax or financial advice and Shareholders are urged to consult their own professional advisors in connection therewith.

Information contained in this Proxy Statement is given as of April 10, 2019, unless otherwise specifically stated.

INFORMATION FOR U.S. SECURITYHOLDERS

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Golden Queen is organized under the laws of a jurisdiction outside the United States and that some of its officers and/or directors are residents of countries other than the United States and that some of the experts named in this Proxy Statement may be residents of countries other than the United States.

Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved the Transaction, passed upon the merits or fairness of the Transaction or passed upon the adequacy or accuracy of the disclosure in this Proxy Statement. Any representation to the contrary is a criminal offense.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement constitute forward-looking information and forward-looking statements within the meaning of applicable securities legislation (collectively “forward-looking statements”). The use of any of the words “anticipate”, “continue”, “expect”, “may”, “will”, “proposed”, “should”, “believe”, “is subject” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct. Such forward-looking statements included in this Proxy Statement should not be unduly relied upon. These forward-looking statements speak only as of the date of this Proxy Statement.

In particular, this Proxy Statement includes forward-looking statements pertaining to the following:

•	completion of the Transaction and Consolidation;
•	the anticipated benefits and expectations of the Transaction and Consolidation to the Company and the Shareholders;
•	the estimated value of the Company assuming completion of the Transaction, but before any costs relating to the Transaction;
•	the timing and receipt of all regulatory, shareholder and other approvals for the Transaction and Consolidation;
•	the ability of the Company and the Purchasers to satisfy the other conditions to, and to complete, the Transaction;
•	anticipated timing for the completion of the Transaction and Consolidation;
•	ability of the Company to list on the NEX board of the TSX Venture Exchange and remain quoted on an OTC Markets Group Inc. service; and
•	ability of the Company to restructure its affairs and pursue new opportunities.

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In respect of the forward-looking statements and information concerning the anticipated benefits, expectations and timing of the Transaction and Consolidation, the Company has provided such in reliance on certain assumptions that it believes are reasonable at this time, including assumptions as to the ability of the Company to receive, in a timely manner and on satisfactory terms, the necessary Shareholder and regulatory approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the closing of the Transaction; and other expectations and assumptions concerning the Transaction and Consolidation. Anticipated dates provided may change for a number of reasons, such as the inability to secure the necessary Shareholder and regulatory approvals in the time assumed or the need for additional time to satisfy the other conditions to the completion of the Transaction. Accordingly, Shareholders should not place undue reliance on the forward-looking statements and information contained in this Proxy Statement.

Actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this Proxy Statement, including, without limitation, risk and uncertainties regarding:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Purchase Agreement, including a termination under circumstances that could require the Company to pay the termination fee to the Purchasers;
•	inability to complete the Transaction due to the failure to obtain Shareholder approval of the Transaction Resolution or the failure to satisfy other conditions to the completion of the Transaction;
•	the failure of the Transaction to become effective for any other reason;
•	the possibility that alternative acquisition proposals will or will not be made;
•	the effect of termination fees being payable in soliciting alternative acquisition proposals;
•	risks that the Transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Transaction;
•	the outcome of any legal proceedings or enforcement matters that may be instituted against us or others relating to the Share Purchase Agreement;
•	diversion of management’s attention from ongoing operational concerns;
•	the possible adverse effect on our business and the price of the Shares if the Transaction is not consummated in a timely manner or at all;
•	the effect of the announcement of the Transaction on our business relationships, operating results and business generally, including our ability to retain key employees;
•	the amount of costs, fees, expenses and charges related to the Transaction;
•	inability to complete the Consolidation due to the failure to obtain Shareholder approval of the Consolidation;
•	uncertainties in the availability and success of future opportunities;
•	the ability of the Company to continue to operate upon completion of the Transaction; and
•	the other factors discussed under “Matters to be Acted Upon and the Meeting – Proposal 1: Sale of the Soledad Mountain Project – Reasons for the Transaction” and “Risk Factors”.

Additional information on other factors that could cause actual events or actual results to differ materially from those contemplated by the forward-looking statements and information contained in this Proxy Statement may be found in our filings with the Securities and Exchange Commission on EDGAR, and with Canadian regulatory authorities on SEDAR, including the risk factors contained in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and elsewhere in this Proxy Statement. The forward-looking statements and information contained in this Proxy Statement are based on our expectations, estimates and projections as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date.

The forward-looking statements contained in this Proxy Statement are expressly qualified by this cautionary statement. Except as required under applicable securities laws, the Company does not undertake or assume any obligation to publicly update or revise any forward-looking statements. Shareholders should read this entire Proxy Statement and consult their own professional advisors to assess the legal issues, risk factors and other aspects of the Transaction and Consolidation prior to voting their Shares.

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GENERAL PROXY INFORMATION

Appointment of Proxyholder

The persons named as proxyholder in the accompanying Proxy (“Proxy”) or Voting Instruction Form (“VIF”) were designated by the management of the Company (“Management Proxyholder”). A Shareholder desiring to appoint some other person (“Alternate Proxyholder”) to represent him or her at the Meeting may do so by inserting such other person's name in the space indicated on the Proxy or VIF, or by completing another proper form of proxy.  A person appointed as an Alternate Proxyholder need not be a Shareholder of the Company.

Exercise of Discretion by Proxyholder

The proxyholder will vote for or against or withhold from voting the Shares, as directed by a Shareholder on the Proxy, on any ballot that may be called for. In the absence of any such direction, the Management Proxyholder will vote in favor of matters described in the Proxy or VIF. In the absence of any direction as to how to vote the Shares, an Alternate Proxyholder has discretion to vote them as he or she chooses.

The enclosed Proxy or VIF confers discretionary authority upon the proxyholder with respect to amendments or variations to matters identified in the attached Notice of Meeting and other matters which may properly come before the Meeting. At present, management of the Company knows of no such amendments, variations or other matters. Shareholders who are planning on returning the accompanying Proxy are encouraged to review the Proxy Statement carefully before submitting the Proxy. Unless otherwise directed, the persons named in the Proxy intend to vote in favor of the matters to be considered at the Meeting.

Proxy Voting

Registered Shareholders

If you are a Registered Shareholder, you may wish to vote by proxy whether or not you attend the Meeting in person. Registered Shareholders electing to submit a Proxy may do so by:

(i)	completing, dating and signing the enclosed form of Proxy and returning it to Computershare, by mail or hand delivery at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Canada;

(ii)	using a touch-tone phone to transmit voting choices to the toll-free number given in the Proxy. Registered Shareholders who choose this option must follow the instructions of the voice response system and refer to the enclosed Proxy for the toll-free number, the holder’s account number and the Proxy Control Number; or

(iii)	using the internet through the website of Computershare at www.investorvote.com. Registered Shareholders who choose this option must follow the instructions that appear on the screen and refer to the enclosed Proxy for the holder’s account number and the Proxy Control Number.

In all cases you should ensure that the Proxy is received at least 48 hours before the Meeting or the adjournment thereof at which the Proxy is to be used. The chairman of the Meeting may elect to exercise his discretion to accept proxies received after the due date.

Beneficial Shareholders

The following information is of significant importance to Beneficial Shareholders (shareholders who do not hold Shares in their own name). Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders (those whose names appear on the records of the Company as the registered holders of Shares).

If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Shares will not be registered in the Shareholder’s name on the records of the Company. Such Shares will more likely be registered under the names of the Shareholder’s broker or an agent of that broker (both referred to as intermediaries). In the United States, the vast majority of such Shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Every intermediary has its own mailing procedures and provides its own return instructions to clients.

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The majority of Intermediaries now delegate responsibility for obtaining instructions from Beneficial Shareholders to Broadridge Financial Solutions Inc. (“Broadridge”). Broadridge typically mails a scannable VIF to Beneficial Shareholders and asks Beneficial Shareholders to return the VIF to Broadridge. Alternatively, the Beneficial Shareholder may call a toll-free number or go online to www.proxyvote.com to vote. Golden Queen may utilize the Broadridge QuickVoteTM service to assist shareholders with voting their shares. Certain Beneficial Shareholders who have not objected to Golden Queen knowing who they are (non-objecting beneficial owners) may be contacted by Laurel Hill to conveniently obtain a vote directly over the phone.

By returning the VIF in accordance with the instructions noted on it, a Beneficial Shareholder is able to instruct the Registered Shareholder (the intermediary) how to vote on behalf of the Beneficial Shareholder. VIFs, whether provided by the Company or by an intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF. In either case, the purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the shares which they beneficially own.

The VIF will name the same persons as the Company's Proxy to represent you at the Meeting. Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of your intermediary, you, or a person designated by you (who need not be a Shareholder), may attend the Meeting as proxyholder for your intermediary and vote your Shares in that capacity. To exercise this right to attend the Meeting or appoint a proxyholder of your own choosing, you should insert the name of the desired representative in the blank space provided in the VIF. Alternatively, you may provide other written instructions requesting that you or your desired representative attend the Meeting as proxyholder for your intermediary. The completed VIF or other written instructions must then be returned in accordance with the instructions on the form.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a Proxy may revoke it by:

(a)	Executing a Proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal (if applicable) by an officer or attorney duly authorized, and by delivering the Proxy bearing a later date to Computershare at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)	Personally attending the meeting and voting the Registered Shareholders’ Shares.

A revocation of a Proxy will not affect a matter on which a vote is taken before the revocation.

Only Registered Shareholders have the right to revoke a Proxy. Beneficial Shareholders who wish to change their vote must, in sufficient time in advance of the Meeting, arrange for their respective intermediaries to change their vote and if necessary, revoke their Proxy, in accordance with the revocation procedures set out above.

VOTING PROCEDURE

A quorum for the transaction of business at the Meeting is one person present at the meeting representing in person or by proxy not less than 10% of the votes eligible to be cast at such meeting. Broker non-votes occur when a person holding Shares through a bank or brokerage account does not provide instructions as to how his or her Shares should be voted and the broker does not exercise discretion to vote those Shares on a particular matter. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting, but will not be counted as votes cast at the Meeting and, as a result, will have no effect on the outcome of the resolutions to be considered at the Meeting.

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Shares for which Proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted “FOR” the approval, by special resolution, of the Transaction Resolution, Consolidation Resolution, and the approval, by ordinary resolution, of the Advisory Say-on-Pay Resolution, election of directors, appointment of auditors and approval of the stock option plan, other than broker non-votes, which will not be counted for or against such resolutions. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

Golden Queen has determined that the Transaction Resolution must be approved by (a) ⅔ of the votes cast on the Transaction Resolution, and (b) a simple majority of the votes cast on the Transaction Resolution by the Shareholders, excluding votes cast by Shareholders that are required to be excluded pursuant to applicable securities laws and the policies of the TSX. The Consolidation Resolution must be approved by ⅔ of the votes cast on the Consolidation Resolution. The Advisory Say-on-Pay Resolution must be approved by a simple majority of the votes cast on the Advisory Say-on-Pay Resolution. The election of directors, appointment of auditors and approval of the stock option plan must be approved by a simple majority of the votes cast on such resolutions. With respect to the advisory vote on the frequency of future Say-on-Pay votes, the Shareholders will be deemed to have selected the frequency option that receives the most votes.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Purchaser Interests

The Purchasers include Thomas M. Clay, a former director and officer of Golden Queen, and certain members of the Clay family and associated entities. The Purchasers own approximately 59.2% of the issued and outstanding Shares. Any votes by the Purchasers will be excluded in determining whether or not a majority of the votes cast by the shareholders of Golden Queen voting in person or by proxy at the Meeting have approved the Transaction Resolution. As a result, the votes of the following Shareholders will be excluded from voting on the Transaction Resolution:

Name	Number of Shares(1)
Estate of Landon T. Clay	108,499,796
Monadnock Charitable Lead Annuity Trust	7,031,755
Thomas M. Clay	6,658,116	(2)
Arctic Coast Petroleums Ltd.	807,250
EHT, LLC	26,855,821
Jonathan Clay	3,683,413
933 Milledge LLC	185,000
James Clay	118,400
Lavinia Clay	12,660,818
Lavinia Clay – IRA	4,663
Cassius M.C. Clay	1,465,398
Landon H. Clay	5,665,471
Richard T. Clay	4,065,328
Total number of currently outstanding Shares held	177,701,229

(1)	The information relating to the above share ownership was provided by the Purchasers.
(2)	Excludes 457,500 Shares that are issuable upon the exercise of outstanding, currently exercisable options of Golden Queen held directly by Mr. Thomas M. Clay.

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Executive Officer Employment Agreements

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company, as well as the Company’s one other executive officer, that is based on or otherwise relates to the Transaction and that will or may become payable to each such named executive officer and such other executive officer at the closing of the Transaction or on a qualifying termination of employment in connection with the Transaction.

Two of our executive officers are entitled to certain change in control severance benefits, which may be triggered by the Transaction. The amounts set out below represent an estimate of each named executive officer’s golden parachute compensation, assuming the following:

•	the Transaction constitutes a change in control for the purposes of the employment agreements;
•	the change in control was effective April 10, 2019; and
•	each named executive officer's employment is terminated without cause or for good reason immediately following the change in control.

Golden Parachute Compensation

Name	Cash (US$)		Equity (US$)		Pension (US$)	Benefits (US$)	Tax Reimbursement (US$)	Other (US$)	Total (US$)
Guy Le Bel	564,225	(2)	Nil	(3)	Nil	21,064	Nil	Nil	585,289
Brenda Dayton	195,598	(4)	Nil	(5)	Nil	14,294	Nil	Nil	209,892

(1)	Amounts converted from Canadian dollars to United States dollars based on the March 19, 2019 indicative rate of 0.7523 published by the Bank of Canada.
(2)	If Mr. Le Bel is terminated within 12 months of a change of control by the Company without cause, for good reason, or for any other reason with 3 months’ notice, he is entitled to receive: (a) a lump sum severance payment equivalent to the sum of (i) 24 months’ base salary and (ii) the total target and signing bonus paid or granted in the last 12 months multiplied by 2; (b) payment for all accrued unused vacation time; and (c) continuing health and dental benefits coverage for the lessor of 24 months or until the employee is eligible under a benefits plan with a new employer.
(3)	If Mr. Le Bel is terminated due to a change of control, any stock options held by him may be exercised for 24 months following such termination. As of the date of the Share Purchase Agreement, Mr. Le Bel held 882,501 stock options, all of which are “out of the money”.
(4)	If Ms. Dayton is terminated within 12 months of a change of control by the Company without cause, for good reason, or for any other reason with 3 months’ notice, she is entitled to receive: (a) a lump sum severance payment equivalent to the sum of (i) 12 months’ base salary and (ii) the total bonus paid or granted in the last 12 months multiplied by 2; (b) payment for all accrued and unused vacation time; and (c) continuing health and dental benefits coverage for the lessor of 12 months or until the employee is eligible under a benefits plan with a new employer.
(5)	If Ms. Dayton is terminated due to a change of control, any stock options held by her may be exercised in accordance with the Company’s stock option plan. As of the date of the Share Purchase Agreement, Ms. Dayton held 220,000 stock options, all of which are “out of the money”.

The Transaction does not constitute a change of control for the purposes of Golden Queen’s stock option plan.

Except as disclosed above, no other Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting. For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; or (b) who is an associate or affiliate of a person included in subparagraph (a).

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

On April 3, 2019 (the “Record Date”) there were 300,101,441 Shares issued and outstanding, each Share carrying the right to one vote. As of March 22, 2019, there were 294 Shareholders of record consisting of 201 Registered Shareholders and 93 broker-dealers who hold Shares on behalf of Beneficial Shareholders. Only Shareholders of record at the close of business on the Record Date will be entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

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To the knowledge of the directors and executive officers of the Company, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, more than 5% of the outstanding voting rights attached to the outstanding Shares, except as indicated below:

Name and Address	Number of Voting Securities(1)		Nature of Ownership	Percentage of Outstanding Voting Securities
Thomas M. Clay	115,157,912	(2)(3)	Sole voting and investment control	38.37%
Boulder, CO, USA	7,839,005	(4)(5)	Shared voting and investment control	2.61%
Jonathan Clay	30,724,234	(6)	Sole voting and investment control	10.23%
West Palm Beach, FL, USA

(1)	The information relating to the above share ownership was obtained by the Company from insider reports and beneficial ownership reports on Schedule 13D filed with the SEC or available at www.sedi.ca, or from the shareholder, and includes direct and indirect holdings.
(2)	Includes (i) 6,658,116 Shares held directly by Mr. Thomas M. Clay; (ii) 108,499,796 Shares held by the Estate of Landon Thomas Clay (the “Estate”), for which Mr. Thomas M. Clay is the executor. Mr. Thomas M. Clay disclaims beneficial ownership of the Shares held by the Estate.
(3)	Excludes 257,500 Shares that are issuable upon the exercise of outstanding, currently exercisable options of Golden Queen held directly by Mr. Thomas M. Clay.
(4)	Includes (i) 807,250 Shares held by Arctic Coast Petroleums, Ltd. (“Arctic Coast”), for which Mr. Thomas M. Clay is a director; and (ii) 7,031,755 Shares held by the Monadnock Charitable Annuity Lead Trust dated May 31, 1996 (the “Monadnock Trust”), for which East Hill Management Company, LLC (“East Hill”) is the investment manager and Mr. Thomas M. Clay is the sole manager of East Hill.
(5)	Excludes (i) 10,740,600 Shares that are issuable upon the exercise of outstanding, currently exercisable warrants of Golden Queen held by the Landon T. Clay 2009 Irrevocable Trust u/a dated March 6, 2006 (the “LTC Trust”), for which Mr. Thomas M. Clay is a trustee; and (ii) 2,759,400 Shares that are issuable upon the exercise of outstanding, currently exercisable warrants of Golden Queen held by the Clay Family 2009 Irrevocable Trust u/a dated April 14, 2009 (the “CF Trust” and, together with the LTC Trust, the “Trusts”), for which Mr. Thomas M. Clay is a trustee and has a residual beneficial interest. The CF Trust holds a 50% beneficial interest of the Shares held by Arctic Coast, and Mr. Thomas M. Clay therefore disclaims beneficial ownership of 50% of the Shares held by Arctic Coast.
(6)	Includes (i) 26,855,821 Shares held by EHT LLC and Mr. Jonathan Clay is a beneficiary; (ii) 3,683,413 Shares held directly by Mr. Jonathan Clay; and (iii) 185,000 Shares held by Milledge, LLC.

To the knowledge of the directors and executive officers of the Company, the directors and executive officers of the Company beneficially own the following Shares of the Company:

Name and Address	Number of Shares		Approximate % of Total Issued
Thomas M. Clay(1) Boulder, CO, USA	122,996,917	(2)(3)	40.99%
Bryan A. Coates Montreal, QC, Canada	17,000	(2)(4)	0.01%
Guy Le Bel Repentigny, QC, Canada	80,000	(2)	0.03%
Bernard Guarnera Las Vegas, NV, USA	25,000	(2)	0.01%
Paul M. Blythe Collingwood, ON, Canada	1,580,000	(2)	0.53%
Robert Walish Mojave, CA, USA	Nil		Nil
Brenda Dayton Vancouver, BC, Canada	Nil	(2)	Nil
All Directors and officers	124,698,917		41.55%

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(1)	Thomas M. Clay resigned as Chairman of the Board, a director and Chief Executive Officer of Golden Queen on February 7, 2019. Mr. Clay will be reinstated as to such positions should the Transaction be terminated for any reason prior to closing.
(2)	These amounts exclude Shares issuable upon exercise of options as follows: 457,500 Shares issuable to Thomas M. Clay, 382,500 Shares issuable to Bryan A. Coates, 882,501 Shares issuable to Guy Le Bel, 382,500 Shares issuable to Bernard Guarnera,150,000 Shares issuable to Paul M. Blythe and 220,000 Shares issuable to Brenda Dayton.
(3)	This amount excludes (i) 10,740,600 Shares that are issuable upon the exercise of outstanding, currently exercisable warrants of Golden Queen held by the LTC Trust, for which Mr. Thomas M. Clay is a trustee; and (ii) 2,759,400 Shares that are issuable upon the exercise of outstanding, currently exercisable warrants of Golden Queen held by the CF Trust, for which Mr. Thomas M. Clay is a trustee and has a residual beneficial interest.
(4)	Excludes 8,500 Shares that are issuable upon the exercise of outstanding, currently exercisable warrants held by Bryan A. Coates.

PRIOR SALES

The following table sets forth, for the twelve month period prior to the date of the Share Purchase Agreement, the prior sales of Shares and debt convertible into Shares, excluding Shares sold pursuant to the exercise of employee stock options, warrants or conversion rights:

Description of Security	Date Issued	Number of Securities Issued	Price
Shares(1)	February 22, 2018	188,952,761	US$	0.1325

(1)	The Shares were issued pursuant to a rights offering. A total of 123,485,369 Shares were issued to members of the Clay family and associated entities.

DIVIDEND RECORD AND POLICY

Golden Queen has not declared or paid any dividends on the Shares in the two years prior to the date of this Proxy Statement, and has no current intention to declare a dividend. Any decision to pay dividends on the Shares in the future will be made by the Board on the basis of earnings, financial requirements, and other conditions existing at such future time.

TRADING PRICE AND VOLUME

The Shares are quoted on the OTCQX Best Market under the symbol GQMNF. The following table sets forth the price range and volume of shares as reported by the OTCQX Best Market for the periods indicated.

Month	High (US$)	Low (US$)	Volume
July 2018	0.1687	0.12	1,480,412
August 2018	0.1409	0.1053	1,053,801
September 2018	0.145	0.10279	1,813,878
October 2018	0.13	0.0988	1,237,757
November 2018	0.125	0.0812	759,763
December 2018	0.10628	0.0701	2,781,052
January 2019	0.095	0.0287	11,492,440
February 2019	0.04	0.02	4,333,218
March 2019	0.0428	0.0241	6,370,086
April 1 - 9, 2019	$0.0314	$0.0214	296,207

On January 7, 2019, the trading date immediately preceding the announcement that Golden Queen had received a proposal letter regarding the Transaction, the closing price for the Shares on the OTCQX Best Market was US$0.094 per Share.

The Shares are listed on the TSX under the symbol GQM. The following table sets forth the price range and volume of Shares as reported by the TSX for the periods indicated.

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Month	High (C$)	Low (C$)	Volume
July 2018	0.215	0.16	725,733
August 2018	0.18	0.14	953,888
September 2018	0.185	0.14	1,236,320
October 2018	0.17	0.135	576,164
November 2018	0.155	0.11	916,229
December 2018	0.15	0.10	656,143
January 2019	0.135	0.045	6,518,280
February 2019	0.06	0.025	10,951,100
March 2019	0.055	0.035	4,638,586
April 1 - 9, 2019	$0.04	$0.035	53,163

On January 7, 2019, the trading date immediately preceding the announcement that Golden Queen had received a proposal letter regarding the Transaction, the closing price for the Shares on the TSX was C$0.135 per Share.

Following the Transaction, the Shares will be delisted from the TSX. The Company intends to apply to list the Shares on the NEX Board of the TSX Venture Exchange. In addition, Golden Queen expects its quotation on the OTCQX Best Market to be moved to a lower tier service of the OTC Markets Group Inc.

MATTERS TO BE ACTED UPON AT THE MEETING

PROPOSAL 1: SALE OF THE SOLEDAD MOUNTAIN PROJECT

This section of the Proxy Statement describes the proposed Transaction. Although we believe that the description in this section covers the material terms of the Transaction, this summary may not contain all of the information that is important to you. You should carefully read the entire Proxy Statement for a more complete understanding of the proposed Transaction. The full text of the Share Purchase Agreement may be viewed on EDGAR at www.sec.gov and SEDAR at www.sedar.com under the filings made by Golden Queen. Shareholders may also request a copy of the Share Purchase Agreement from Golden Queen free of charge. See the section of this Proxy Statement entitled “Additional Information”.

Golden Queen has agreed to sell 100% of the shares of GQM US to the Purchasers, which include Thomas M. Clay and certain members of the Clay family and associated entities, under the terms of the Share Purchase Agreement dated February 7, 2019, a copy of which was filed by Golden Queen as Exhibit 10.1 to Form 8-K on EDGAR and as a material contract on SEDAR on February 11, 2019. GQM US currently holds a 50% interest in GQM LLC, the owner of a 100% interest in the Soledad Mountain Project. The interest of GQM US in GQM LLC is subject to potential dilution as a result of warrants of GQM LLC held by Gauss LLC, which warrants are described below under “Background to the Transaction”.

The Soledad Mountain Project is a gold-silver mine located approximately 5 miles south of the town of Mojave in Kern County, California. The Soledad Mountain Project uses conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore. The Soledad Mountain Project is Golden Queen’s primary asset, and its sale represents the sale of all or substantially all of Golden Queen’s assets.

The following chart depicts the current corporate structure of Golden Queen, including its material subsidiaries and ownership of the Soledad Mountain Project, as well as Golden Queen’s joint venture partner in the Soledad Mountain Project. Following completion of the proposed Transaction, Golden Queen would have no subsidiaries.

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Golden Queen’s principal executive offices are located at #2300 – 1066 West Hastings Street, Vancouver, B.C., V6E 3X2, and its primary telephone number is 1-778-373-1557. The Purchaser’s principal executive offices are located at #300 – 70 Main Street, Peterborough, NH, 03458, and its primary telephone number is 1-603-371-9032.

Background to the Transaction

Despite the extensive efforts of our management and the Board, operations at the Soledad Mountain Project have not generated sufficient free cash flow to award dividends to Golden Queen and may require significant additional cash to continue. Golden Queen has been unable to attract sufficient capital to fund its own operations and GQM LLC, other than through loans and investment from members of the Clay family and associated entities (the “Clay Group”). Payments due under such loans have been extended but are coming due in the near future.

Members of the Clay Group have been involved with Golden Queen for many years. Thomas M. Clay was a director of Golden Queen since January 2009, Chairman of the Board since May 2013 and Chief Executive Officer since August 2015, and resigned prior to the signing of the Share Purchase Agreement. Members of the Clay Group have made significant investments in, and provided multiple loans to, Golden Queen in the past. In addition, 50% of GQM LLC is owned by Gauss LLC. 75.46% of Gauss LLC is owned by Gauss Holdings LLC (wholly-owned by Jefferies Financial Group), and the remaining 24.54% is owned by Auvergne LLC, an investment entity of the Clay Group.

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Recent financing by members of the Clay Group included the Second Amended and Restated Term Loan Agreement dated as of November 21, 2016, as amended (the “GQM Loan”). The GQM Loan for was a principal amount of US$31 million, due on May 21, 2019 with an annual interest rate of 8%, payable quarterly. In connection with the GQM Loan, Golden Queen issued 8,000,000 common share purchase warrants exercisable for a period of five years expiring November 21, 2021. In November 2017, Golden Queen and the Clay Group agreed to amend the GQM Loan by reducing the 2018 quarterly and 2019 first quarter principal payments from US$2.5 million to US$1 million, adding the reduction of such payments pro-rata to the remaining 2019 payments, and increasing the annual interest rate from 8% to 10% effective January 1, 2018. A payment of US$1.7 million under the GQM Loan was due on January 1, 2019 but was extended to February 1, 2019 and then further extended to February 8, 2019 to allow Golden Queen to avoid making any payments in the context of the eventual Transaction. Any payments under the GQM Loan have been further waived and postponed until after the Meeting in exchange for a fee of US$0.2 million with such fee to be added to the outstanding balance under the GQM Loan such that Golden Queen will make no further payments under the GQM Loan if the Shareholders approve the Transaction at the Meeting and all other conditions to closing as set forth in the Share Purchase Agreement are met.

In February 2018, Golden Queen completed a rights offering, which was backstopped by members of the Clay Group. The total number of Shares issued by Golden Queen under the rights offering was 188,952,761, for gross proceeds of approximately US$25 million. A total of 123,485,369 Shares, being 65.4% of the Shares issued in connection with the rights offering, were acquired by members of the Clay Group.

The Clay Group has also provided loans to GQM LLC, through Gauss LLC, to fund operation and development of the Soledad Mountain Project. In October 2018, GQM LLC entered into an agreement with Gauss Holdings LLC and Auvergne LLC (the “Lenders”) whereby the Lenders extended a revolving credit loan facility to GQM LLC (the “Facility”) in the amount of US$20 million. Under the terms of the agreement, the maturity date of the Facility is March 31, 2020 and the annual interest rate on drawn amounts is 8%. GQM LLC has made an initial US$5 million draw on the Facility. In connection with the Facility, the Lenders were issued 21,486 warrants (the “GQM LLC Warrants”), with each warrant entitling the holder to purchase a unit of GQM LLC for a period of five years at an exercise price of $475.384 per unit. The GQM LLC Warrants represent a fully-diluted 7.5% interest in the equity of GQM LLC. If the GQM LLC warrants are exercised, Golden Queen’s interest in GQM LLC will be diluted to 46.25% from the current 50%. The Facility is secured by a pledge of Golden Queen’s equity interest in GQM LLC.

The Board has from time to time separately engaged with the management of the Company in reviews and discussions of potential strategic alternatives for the Company, and has constantly been considering ways to enhance its performance and prospects. These reviews and discussions have focused on, among other things, the business environment facing the industry generally and the Company and its current and future liabilities in particular. These reviews have also included periodic discussions with respect to potential transactions that would further its strategic objectives and enhance shareholder value, and the potential benefits and risks of those transactions. The Company has been working with Maxit Capital LP (“Maxit”), a financial advisory boutique specializing in mergers and acquisitions in the mining sector, since 2011. Maxit’s role has included to explore possible transactions to generate value for the Company, including merger and acquisition opportunities, strategic investors, and sourcing third party debt for the Company.

During the period between September 2018 and January 4, 2019, Thomas M. Clay first engaged in discussions with the Board and the management of the Company regarding the existing indebtedness of the Company to the Clay Group and the impending debt payment deadlines under the GQM Loan. Mr. Clay informed the Board and the management of the Company that the Clay Group and its related entities would no longer extend the GQM Loan or provide further financing to the Company.

On January 4, 2019, Mr. Clay on behalf of the Purchasers, delivered a preliminary, non-binding proposal letter (the “Non-Binding Term Sheet”) to the Company detailing a proposal to acquire all of the Company’s interests in GQM LLC for a purchase price consisting mainly of the extinguishment of all indebtedness owing to the Purchasers under the GQM Loan, the surrender of all Shares, warrants and options of the Company held by the Purchasers for cancellation and a cash payment of $3 million. The Non-Binding Term Sheet also included a 30-day go-shop period among other terms. The Non-Binding Term Sheet was subsequently filed on EDGAR on January 7, 2019 and a corresponding news release and early warning report were filed on SEDAR on January 7, 2019 by the Purchasers.

On January 11, 2019, the Board formed the Special Committee along with a special committee mandate and appointed Paul Blythe, Bryan Coates and Bernard Guarnera, all being independent directors of the Company, and retained independent legal counsel to advise the Company and the Special Committee of its rights and obligations in connection with the Non-Binding Term Sheet.

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Following the initial meeting the Special Committee outlined a counter proposal to the Purchasers providing for a significant increase in the cash component of the purchase price as well as a number of other provisions for the benefit of the Company post-transaction. At the same time, the Special Committee directed management of the Company to engage with Maxit on specific steps to be taken to identify alternatives to the proposal from the Purchasers and alternative avenues of financing that could be pursued to replace the indebtedness held by the Purchasers. The Purchasers rejected the Company’s counter proposal, but discussions continued between representatives of the two groups. Over the course of the following four weeks, the Special Committee met a total of 7 times.

During the course of the Special Committee meetings, Mr. Blythe was appointed chair of the committee and the members discussed all available alternatives and the results of the ongoing discussions between the Company and the Purchasers. Independent legal counsel was asked to advise on the legal considerations relevant to the discussions with input from regular company counsel as well as US counsel to the Company. The Special Committee received advice on the avenues available to the Company if it were to pursue a proceeding under either Canadian or US insolvency protections in order to secure further time to identify alternative transactions. During this period of time, Maxit worked with the Company to reach out to entities that had historically shown interest in transacting with the Company, and fielded numerous inbound inquiries from parties that had become aware of the public announcement of the proposal from the Purchasers. During this period contact was made with over 30 parties by the Company or its advisors. In parallel to these discussions, the Company retained EY on January 18, 2019 to begin work in support of an eventual Formal Valuation and Fairness Opinion in the event that an alternative transaction was not identified.

On January 30, 2019, the Special Committee met with Canadian and US legal counsel to the Company, independent counsel to the Special Committee, Maxit and EY to review the status of negotiations with the Purchasers, to receive an update on Maxit’s work to identify alternatives to the proposal from the Purchasers and to hear EY’s Preliminary Valuation and Fairness Opinion. At the conclusion of this discussion the Special Committee determined that a formal proposal to the Purchasers should be made. The formal proposal was delivered to counsel to the Purchasers and was not accepted, as a result of which discussions continued for several more days until on February 5 an agreement was reached on the material terms of the transaction to be pursued including a longer go shop period, a lower break fee payable by the Company in the event of a Superior Proposal during the go shop period, the addition of the contingent payment and an increase in the cash component payable to the Company by the Purchasers. The agreed upon material terms were reflected in a final letter of intent (the “Final Letter of Intent”).

Mr. Clay resigned as Golden Queen’s Chief Executive Officer and from the board of directors and all managerial positions with Golden Queen, Golden Queen Mining Canada Ltd. (“GQM Canada”) and GQM US, as applicable, prior to entering into the Share Purchase Agreement. As such, the members of the Special Committee constituted all of the directors of the Company and the recommendation and approval of the members of the Special Committee represented the recommendation and approval of the Board.

Having undertaken a thorough review of, and carefully considered, information concerning the Transaction and the Preliminary Valuation and Fairness Opinion from EY and after consulting with its financial and legal advisors, the Special Committee unanimously determined that the Transaction is advisable and is in the best interests of, the Company, and adopted and declared advisable the Transaction, authorized the entering into of the Final Letter of Intent and the Share Purchase Agreement to be settled based on the Final Letter of Intent, and recommended that the Shareholders vote FOR the Transaction Resolution.

On February 5, 2019, the Final Letter of Intent was filed on EDGAR and a corresponding news release was disseminated on the same day.

Through and until February 7, 2019, the Company, the Purchasers and their legal counsels worked to finalize the Share Purchase Agreement and related documents based on the Final Letter of Intent. The Share Purchase Agreement was executed by the Purchasers and the Company later that day and a news release relating thereto was disseminated.

Following execution of the Share Purchase Agreement, the Company worked with Maxit to ensure that all interested parties that could be considered alternatives to the Transaction were again contacted and made aware of the specific terms of the transaction. Paul Blythe, as chair of the Special Committee met weekly with management and Maxit to monitor progress and provide input.

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On April 5, 2019, EY delivered the Formal Valuation and Fairness Opinion to the Special Committee confirming the Preliminary Valuation and Fairness Opinion. EY opined in its Formal Valuation and Fairness Opinion that the proposed Transaction is fair from a financial point of view to the existing Shareholders, other than the Purchasers, subject to the assumptions and limitations set forth therein and the EY valuation opinion that the per share value of the Shares is between C$0.03 and C$0.06 before the proposed Transaction is effected and C$0.05 after the proposed Transaction is effected (before considering any costs of the proposed Transaction and any other assets (such as cash) remaining in Golden Queen).

Terms of the Transaction

Pursuant to the Share Purchase Agreement, the Company has agreed to sell to the Purchasers all of the issued and outstanding common shares of GQM US (the “GQM US Shares”), a corporation existing under the laws of the State of California, which owns 50% of the outstanding units of GQM LLC, a limited liability company existing under the laws of the State of California, which owns a 100% interest in the Soledad Mountain Project. GQM US is an indirect, wholly owned subsidiary of the Company through GQM Canada.

The description of the Share Purchase Agreement is qualified in its entirety by the description set forth in the Form 8-K filed on EDGAR by Golden Queen on February 11, 2019 and a copy of the Share Purchase Agreement attached as Exhibit 10.1 thereto. The Share Purchase Agreement was also filed on SEDAR along with a material change report on

February 11, 2019.

The Purchasers include the following:

(a)	The Landon T. Clay 2009 Irrevocable Trust Dated March 6, 2009, EHT, LLC, and the Clay Family 2009 Irrevocable Trust Dated April 14, 2009 (the “Purchasers by Loan”) who are lenders to Golden Queen pursuant to the GQM Loan;

(b)	Estate of Landon T. Clay, Monadnock Charitable Annuity Lead Trust, Thomas M. Clay, Arctic Coast Petroleums Ltd., EHT, LLC, Jonathan Clay, 933 Milledge, LLC, James Clay, Lavinia Clay, Lavinia Clay – IRA, Cassius M.C. Clay, Landon H. Clay and Richard T. Clay (the “Purchasers by Shares”) who hold Shares of Golden Queen; and

(c)	Two Clay family entities, to be determined (the “Purchasers by Cash”).

The aggregate purchase price payable by the Purchasers to Golden Queen for the GQM US Shares (collectively, the “Consideration”) will be as follows:

(a)	the Purchasers by Cash shall pay US$4,250,000 to the Company;

(b)	the Purchasers by Shares shall tender and exchange all Shares legally and beneficially held by the Purchasers by Shares to the Company for cancellation, being 177,701,229 Shares having a total value of US$6,308,394 based on the VWAP of the Shares on the OTCQX Best Market for the 20 trading days ended February 7, 2019 of US$0.0355;

(c)	the Purchasers by Shares shall tender and exchange all stock options to purchase Shares (“GQM Options”) held by the Purchasers by Shares to the Company for cancellation, being 457,500 GQM Options having de minimis value;

(d)	the Purchasers by Loan shall tender and exchange all principal, interest and applicable fees due under the GQM Loan to the Company for cancellation, having a value of approximately US$26,600,000 as at February 7, 2019; and

(e)	the Purchasers by Loan shall tender and exchange all common share purchase warrants (the “GQM Warrants”) held by the Purchasers by Loan to the Company for cancellation, being 18,000,000 GQM Warrants having a value of approximately US$32,000 as at January 31, 2019.

The Consideration payable by the Purchasers totals approximately US$37,200,000, calculated as at February 7, 2019. See Schedules A, B, C and D of the Share Purchase Agreement for a break down and additional detail regarding the calculation of the Consideration. The Purchasers shall acquire only the GQM US Shares and not any other assets of Golden Queen or any subsidiary and shall not assume or be liable for any debt or other liabilities of Golden Queen or any subsidiary of Golden Queen (except for the GQM Loan).

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The Share Purchase Agreement provides for an additional payment to be made to Golden Queen in certain circumstances. If at any time prior to June 30, 2020, (a) the Purchasers sell, transfer or assign the GQM US Shares; (b) GQM US sells, transfers or assigns its 50% ownership interest in GQM LLC; or (c) GQM LLC sells, transfers or assigns its interest in the Soledad Mountain Project, for net proceeds greater than US$55,000,000 (subject to adjustment in certain circumstances) then the Purchasers may be required to make a payment to the Company (the “Contingent Payment”). The Contingent Payment will be an amount equal to 20% of such excess proceeds, calculated in accordance with Schedule E of the Share Purchase Agreement. No Contingent Payment will be due as a result of any transaction among members of the Purchasers or their affiliates or as a result of any internal reorganization of the Purchasers or their affiliates.

The Share Purchase Agreement also includes a “go shop” right (the “Go-Shop Right”), which provides that, during the period from February 7, 2019 until April 1, 2019 (the “Go-Shop Period”) Golden Queen was entitled to actively solicit proposals or participate in discussions or negotiations with third parties with respect to an offer to acquire or purchase all of the Shares or substantially all of the assets of Golden Queen, GQM Canada or GQM US (an “Acquisition Proposal”) which the Board could reasonably determine, after consultation with outside financial and legal advisors, would result in a transaction that was more favorable, from a financial point of view, to the Shareholders than the terms of the Share Purchase Agreement (a “Superior Proposal”). Before Golden Queen could accept an Acquisition Proposal, certain requirements must have been met, including but not limited to: (i) the Board determining that the Acquisition Proposal constituted a Superior Proposal; (ii) Golden Queen providing the Purchasers with notice and all documentation concerning the Superior Proposal; and (iii) Golden Queen terminating the Share Purchase Agreement and paying the Purchasers a termination fee of US$1,000,000. The Go-Shop Right provided the Purchasers the right, but not the obligation, to amend the terms of the Share Purchase Agreement, including to increase the Consideration, in response to an Acquisition Proposal, and if the Purchasers’ amendments resulted in the Acquisition Proposal no longer being a Superior Proposal to the Share Purchase Agreement, Golden Queen would be obliged to enter into the amended Share Purchase Agreement with the Purchasers.

Upon the expiry of the Go-Shop Period, Golden Queen or any of its representatives or shareholders are prohibited from soliciting alternative offers or engaging in discussions or negotiations with respect to or in connection with any possible sale of GQM US, GQM Canada or GQM US’s indirect ownership of the Soledad Mountain Project (an “Alternative Transaction”). Golden Queen is to immediately provide written notice to the Purchasers of receipt of any proposal for an Alternative Transaction or any requests for information or access to the properties, books or records relating to Golden Queen, GQM US, GQM Canada or the Soledad Mountain Project by a person who has informed Golden Queen that such person is considering making, or has made, a proposal for an Alternative Transaction.

The Share Purchase Agreement also includes customary representations and warranties of both Golden Queen and the Purchasers. Golden Queen provides covenants under the Share Purchase Agreement in respect of the conduct of GQM US, primarily that during the interim period, Golden Queen will cause GQM US to operate its business in the ordinary course of business in compliance with applicable law and consistent with past practice.

The obligation to complete the Transaction is subject to the satisfaction of certain conditions, including the following:

(a)	the Transaction must be approved by (a) ⅔ of the votes cast on the resolution, and (b) a simple majority of the votes cast on such resolution by the Shareholders, excluding votes cast by Shareholders that are required to be excluded pursuant to applicable securities laws and the policies of the TSX;

(b)	all other consents and regulatory approvals necessary for the completion of the Transaction shall have been obtained, including approval of the TSX;

(c)	Golden Queen shall have obtained a withholding certificate pursuant to the U.S. Foreign Investment in Real Property Tax Act of 1980 from the U.S. Internal Revenue Service (“IRS”) in respect of GQM US (“Withholding Certificate”);

(d)	Golden Queen shall have completed a corporate reorganization for tax purposes, whereby Golden Queen shall amalgamate with its wholly-owned subsidiary GQM Canada, and settle the intercorporate debt owed by GQM US by capitalizing such amount to GQM US;

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(e)	notices of dissent shall not have been delivered to Golden Queen by Shareholders holding greater than 5% of the outstanding Shares; and

(f)	satisfaction of various other closing conditions customary for a transaction of this nature.

The Share Purchase Agreement may be terminated in the following circumstances on or prior to the closing date: (i) by the mutual written agreement of Golden Queen and the Purchasers; (ii) by either Golden Queen or the Purchasers if any closing conditions specified in the Share Purchase Agreement are not satisfied by closing; (iii) by Golden Queen upon accepting an Acquisition Proposal and paying the Purchasers a $1,000,000 termination fee, in accordance with the Go-Shop Right; (iv) and by either Golden Queen or the Purchasers if closing has not occurred before the outside date specified in the Share Purchase Agreement, or such later date as mutually agreed upon between the parties. With regard to the condition to closing to obtain the Withholding Certificate, the Share Purchase Agreement provides that, at or before the time of closing, if approval of the Shareholders of the Transaction Resolution has been obtained but Golden Queen has not received the Withholding Certificate from the IRS and Golden Queen does not foresee any unreasonable cause for further delay of receipt of the Withholding Certificate, then the Purchasers and Golden Queen will agree to extend the outside date specified in the Share Purchase Agreement and delay closing to a reasonable date to allow time for receipt of such Withholding Certificate.

The Company has received conditional approval of the Transaction from the TSX, and the provisions of the Proxy Statement relating to the resolution sought were reviewed and accepted by the TSX, but there is no guarantee that the Transaction will receive final approval from the TSX.

The Transaction, if approved by the Shareholders and if all other conditions to closing and actions to be taken at closing set forth in the Share Purchase Agreement are met, completed or where applicable, waived, is expected to close on or before May 21, 2019.

Shareholders are advised to consult the full text of the Share Purchase Agreement, which may be viewed on EDGAR at www.sec.gov and SEDAR at www.sedar.com under the filings made by Golden Queen.

Effect of the Transaction

If the Transaction is completed, we will no longer have a mining property. Golden Queen will have no material assets and no active business, but intends to restructure its affairs and pursue new business opportunities. If the Transaction is completed, we anticipate recording a material impairment charge in relation to our investment in the Soledad Mountain Project. Golden Queen does not intend to liquidate following the Transaction. We will remain a reporting issuer in the Provinces of British Columbia, Alberta, Ontario, Quebec and the United States. We intend to apply to list on the NEX board of the TSX Venture Exchange and expect our quotation on the OTCQX Best Market to be moved to a lower tier service of the OTC Markets Group Inc.

The Board will evaluate alternatives for the use of the cash proceeds to be received at closing, which alternatives are expected to include using a portion of the proceeds to pursue strategic opportunities, including, without limitation, acquisition of another mining property, and to pay transaction and other expenses. The amounts and timing of our actual expenditures, however, will depend upon numerous factors, and we may find it necessary or advisable to use portions of the proceeds from the Transaction for different or presently non-contemplated purposes.

The Transaction will not alter the rights, privileges or nature of the issued and outstanding Shares. A Shareholder, other than the Purchasers, who holds Shares immediately prior to the closing of the Transaction, will continue to hold the same number of Shares immediately following the closing, however the number of Shares may subsequently be adjusted if Golden Queen completes the Consolidation. See “Matters to be Acted Upon at the Meeting – Proposal 2: Share Consolidation” in this Proxy Statement.

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Reasons for the Transaction

The Special Committee and Board carefully considered all aspects of the Transaction, and received advice from Maxit, EY, and legal counsel. The Special Committee evaluated strategic alternatives, reviewed and reported on proposed transactions and carried out negotiations in good faith on behalf of the Company with regards to the proposed sale of GQM US. In recommending the Transaction, the Special Committee and the Board considered and evaluated a number of factors, including:

•	Avoids Bankruptcy and Insolvency Proceedings. Without ongoing funding from the Purchasers, the Company would be unable to repay its debts as they come due. The Transaction will allow the Company to eliminate all indebtedness owed to the Purchasers. The Transaction resolves Golden Queen’s going concern issue and the possibility of entering into bankruptcy and insolvency proceedings by eliminating all outstanding debt payable by Golden Queen, including a scheduled debt repayment on February 8, 2019, and additional payments due in April and May 2019.

•	Review of Strategic Alternatives. The belief of the Special Committee and Board, after consultation with Golden Queen’s financial and legal advisors and management, and after review of the other strategic opportunities reasonably available to Golden Queen, including the possibility of not engaging in the Transaction and pursuing insolvency proceedings, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities, that the Transaction represents Golden Queen’s best and most certain prospect for continuing in the current economic environment.

•	Value to Shareholders. The Special Committee and Board have concluded that the value offered to Shareholders under the Share Purchase Agreement is more favorable than the value that might have been realized by pursuing other opportunities. Given the challenges that the Company has had in obtaining financing in the past few years, the Transaction was deemed to be a superior alternative which will allow Shareholders to realize the value of its assets.

•	Future Prospects of Golden Queen. Despite the extensive efforts of management and the Board, the Company has been unable to secure sufficient capital in order to fund its operations. The Transaction provides a meaningful cash treasury to assess various options to provide or return value to Shareholders going forward. The Company intends to apply to be listed on the NEX board of the TSX Venture Exchange following closing of the Transaction, in order to restructure its affairs and pursue new opportunities.

•	Formal Valuation and Fairness Opinion. The receipt of the Preliminary Valuation and Fairness Opinion, subsequently confirmed by the Formal Valuation and Fairness Opinion, from EY that, as of the date thereof, and subject to the assumptions, limitations and qualifications contained therein, the Transaction is fair, from a financial point of view, to the Shareholders, other than the Purchasers.

•	Estimated Value of Golden Queen upon Completion of the Transaction. The Special Committee considered the estimated value of Golden Queen following the completion of the proposed Transaction. Golden Queen will receive a US$4.25M cash payment as part of the Transaction, which represents approximately C$0.05 per Share, post-Transaction (before considering any costs of the proposed Transaction and any other assets (such as cash) remaining in Golden Queen) which compares favourably to the pre-Transaction valuation range of $0.03 to $0.06 per Share provided by EY in its Formal Valuation and Fairness Opinion.

•	Improved Ownership by Minority Shareholders. Eliminates the Purchasers’ majority ownership position, materially increasing retained ownership by remaining Shareholders.

•	Lower Operating Costs. Decreases administrative expenses for the Company following closing of the Transaction.

•	Status of the Soledad Mountain Project. The Special Committee considered the further development required of the Soledad Mountain Project, the uncertain and unpredictable nature of the mining industry, the volatility of gold and silver prices, increases in operational and development costs among other factors that would impact Golden Queen’s ability to realize profit from the Soledad Mountain Project in the foreseeable future.

•	Capital Contribution. The Special Committee considered the significant capital contributions needed to be made by Golden Queen under a joint venture agreement with respect to the Soledad Mountain Project and Golden Queen’s lack of cash resources and financing opportunities to be able to fund such additional capital.

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•	Ability to Solicit Alternative Proposals. The Share Purchase Agreement allowed Golden Queen to continue to solicit, initiate, encourage and participate in discussions regarding competing proposals to the Transaction, until April 1, 2019. In addition, the Board had the right to terminate the Share Purchase Agreement to accept a superior proposal, subject to payment of a US$1M termination fee.

•	Shareholder Approvals Required. The Transaction requires approval of ⅔ of the votes cast on the Transaction Resolution, and a majority of the votes cast on the Transaction Resolution by the Shareholders, excluding votes cast by the Purchasers, meaning that Shareholders who do not have an interest in the Transaction are provided with the opportunity to vote for or against the Transaction.

•	Contingent Payment. The Share Purchase Agreement provides for a contingent payment to Golden Queen if the Soledad Mountain Project is subsequently sold or transferred to a third party in certain circumstances.

•	Dissent Rights. Registered Shareholders who oppose the Transaction may, upon compliance with certain conditions, exercise dissent rights and demand to be paid an amount equal to the fair value of their Shares determined immediately prior to the passing of the Transaction Resolution (described below under “Dissent Rights”).

•	Ability to Change Recommendation to Shareholders. The Special Committee noted that subject to certain limitations set forth in the Share Purchase Agreement, if the Board determines in good faith, after consultation with its outside legal counsels and financial advisor and in response to any development, change, event, effect, occurrence or circumstance that does not relate to a superior alternative proposal and is not known as at the date of the Share Purchase Agreement, the Board may make a change in recommendation to the Shareholders.

•	Termination Fees. The Special Committee considered the termination fee of US$1 million to be paid to Purchasers if the Share Purchase Agreement is terminated upon the entry into an alternative transaction. The Special Committee believed that a termination fee of this size for the Transaction would not, in and of itself, unduly deter a third party from making a superior alternative proposal or inhibit the Board from evaluating, negotiating and, if appropriate, terminating the Share Purchase Agreement and approving a superior alternative proposal.

•	Remedies Available to the Company and Termination Rights. The Special Committee noted the Company could terminate the Share Purchase Agreement if the Purchasers were to breach or fail to perform any of the representations, warranties, covenants or other agreements contained in the Share Purchase Agreement, which breach has prevented or would prevent the satisfaction of certain of the condition to the Closing, and that the Company could terminate the Share Purchase Agreement to enter into a superior alternative transaction subject to the payment of a termination fee.

•	Likelihood of Consummation. The Special Committee considered the likelihood that the Transaction would be completed, including its belief that there would not be regulatory impediments to the Transaction.

The Special Committee and the Board also considered a variety of risk factors concerning the Transaction, including, but not limited to:

•	Loss of Opportunity. If the Transaction is completed, Golden Queen will no longer participate in the future development or benefit from the Soledad Mountain Project. As a result, the Transaction will eliminate the opportunity for Shareholders to participate in the long term potential benefits of the Soledad Mountain Project, to the extent those benefits exceed the potential benefits reflected in the Consideration. In addition, the Soledad Mountain Project is Golden Queen’s only mineral property and there is no guarantee the Company will be successful in finding new opportunities or obtaining additional financing to fund future operations.

•	Failure to Complete the Transaction. The risks and costs to Golden Queen if the Transaction is not completed, including (i) all amounts owing under the GQM Loan will become immediately due and payable, (ii) the potentially adverse effect on Golden Queen’s trading price and the market’s perception of Golden Queen’s prospects, (iii) diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business relationships, and (iv) the payment of our expenses associated with the Transaction.

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•	Limits on Pursuing Alternatives. The Share Purchase Agreement provided for a US$1 million termination fee payable by Golden Queen if the Share Purchase Agreement was terminated in certain circumstances prior to April 1, 2019, which may have discouraged other bidders. However, the Special Committee believed that the termination fee was customary and reasonable and would not unduly preclude a third party from making a superior proposal in accordance with the Share Purchase Agreement. Subsequent to April 1, 2019, the Share Purchase Agreement prohibits Golden Queen from entertaining competing proposals to the Transaction.

•	Closing Conditions. The fact that completion of the Transaction requires the satisfaction of closing conditions that are not within our control. This includes receipt of approvals from the Shareholders and the TSX, and the receipt of the Withholding Certificate. There can be no certainty that these conditions will be satisfied or, if satisfied, when they will be satisfied.

•	Downgrading of Stock Exchange Listing. Following the Transaction, the Company may no longer meet the listing requirements of the TSX. The Company intends to apply to list the Shares on the NEX Board of the TSX Venture Exchange and to be quoted on a lower tier service of the OTC Markets Group Inc. However, there can be no assurance such listing or quotation will be obtained or maintained, or that an active liquid market for the Shares will develop or be sustained. Investors may face material adverse consequences, including, but not limited to, a lack of a trading market for our securities, reduced liquidity and decreased analyst coverage of our securities.

•	Other Risks. See “Risk Factors” in this Proxy Statement.

The foregoing summary of the information and factors considered by the Special Committee and the Board is not intended to be exhaustive. In view of the variety of factors and the amount of information considered in connection with its evaluation of the Transaction, the Special Committee and the Board did not find it practical to, and did not, quantify or otherwise attempt to assign any relative weighting to each specific factor considered in reaching its conclusions and recommendations. The Special Committee’s and the Board's recommendations were made after considering all of the above-noted factors, in light of the Special Committee’s and Board's knowledge of the business, financial condition and prospects of Golden Queen.

Recommendation of the Special Committee

After careful consideration, and taking into account the Preliminary Valuation and Fairness Opinion, consultation with its financial and legal advisors, and such matters as it considered relevant (as described above under “Reasons for the Transaction”) the Special Committee unanimously determined that the Transaction, as proposed in the Share Purchase Agreement, is in the best interests of Golden Queen and recommended the Board approve the Transaction, and recommend that Shareholders vote for the Transaction Resolution.

Recommendation of the Board

The Board received the recommendation of the Special Committee, and took into account the Preliminary Valuation and Fairness Opinion, consultation with its financial and legal advisors, as well as such matters as it considered relevant (as described above under “Reasons for the Transaction”) the Board determined that the Transaction, as proposed in the Share Purchase Agreement, is in the best interests of Golden Queen and approved the entering into of the Share Purchase Agreement. The Board recommends that Shareholders vote FOR the Transaction Resolution.

The full Board was present at the meeting at which the Share Purchase Agreement was approved, and the Board was unanimous in its recommendations. Prior to the execution of the Share Purchase Agreement, Mr. Thomas M. Clay resigned as Chairman of the Board and as Golden Queen’s Chief Executive Officer and from the board of directors and all managerial positions with Golden Queen, GQM Canada and GQM US, as applicable.

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Formal Valuation and Fairness Opinion

The Special Committee engaged EY, determined by the Special Committee to be qualified and independent, to prepare and deliver the Formal Valuation and Fairness Opinion with respect to the Transaction. Prior to Golden Queen entering into the Share Purchase Agreement, EY provided the Special Committee with the Preliminary Valuation and Fairness Opinion, which was subsequently confirmed in writing in the Formal Valuation and Fairness Opinion dated April 5, 2019. EY is to be paid a fixed fee not contingent on the completion of the proposed Transaction or the conclusions expressed in the Formal Valuation and Fairness Opinion.

A summary of the Formal Valuation and Fairness Opinion is included below. The full Formal Valuation and Fairness Opinion will be filed on EDGAR at www.sec.gov and SEDAR at www.sedar.com under the filings made by Golden Queen on or about April 15, 2019. The Formal Valuation and Fairness Opinion will be available for inspection at the corporate offices of Golden Queen during regular business hours. Shareholders may also request a copy of the Formal Valuation and Fairness Opinion from Golden Queen free of charge. See the section of this Proxy Statement entitled “Additional Information”. Shareholders are urged to read the Formal Valuation and Fairness Opinion in its entirety, especially with regard to the assumptions and limitations contained in that document. The following summary is qualified by the information contained in the Formal Valuation and Fairness Opinion.

In connection with the proposed Transaction, within the context of the requirements of MI 61-101, EY has prepared valuation under MI 61-101 and a corresponding fairness opinion. The Formal Valuation and Fairness Opinion dated April 5, 2019 with an effective date of April 1, 2019 (the “Valuation Date”) has been prepared for the Special Committee. The Formal Valuation and Fairness Opinion has been prepared to provide information for consideration by the Special Committee with respect to the proposed Transaction, but does not constitute a recommendation to any party as to any course of action they might take. Despite any conclusions reached by EY, the circumstances of individual shareholders will necessarily determine what course of action they will take in responding to the proposed Transaction.

Qualifications of EY

EY is one of the largest global professional service firms, providing assurance, tax, transaction and advisory services. EY’s global transaction services include: valuations and fairness opinions, corporate finance and merger & acquisition advisory, transaction diligence and integration, transaction tax advisory, and corporate restructuring.

The conclusion expressed in the Formal Valuation and Fairness Opinion is that of EY, including approval by a committee of senior EY practitioners, experienced in providing valuation and fairness opinions, merger & acquisition advisory services, and other corporate transaction services.

Independence of EY

EY has developed its Formal Valuation and Fairness Opinion on the basis of an independent review and analysis of Golden Queen.

EY is independent of all interested parties to the proposed Transaction in accordance with securities regulatory requirements and EY’s professional standards:

•	Over the past three years EY's services to Leucadia National Corp. (an entity related to Jefferies Financial Group Inc.) have been limited to non-audit services that are not a conflict under MI 61-101 or EY's independence policies.

•	No services were provided to Golden Queen, Jonathan Clay, Thomas M. Clay, Harris Clay, The Landon T. Clay 2009 Irrevocable Trust, or Auvergne LLC during the past three years.

•	EY has no financial interest in Golden Queen and its subsidiaries, or in the outcome of the proposed Transaction.

•	EY has not conducted a prior valuation of Golden Queen, as determined in accordance with applicable securities regulations.

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•	There are no understandings or agreements between EY and Golden Queen or its associates or affiliates, with respect to future business dealings.

•	EY’s fees are not contingent of the completion of the proposed Transaction or the conclusions expressed in the Formal Valuation and Fairness Opinion.

Scope of Review

In developing the Formal Valuation and Fairness Opinion, EY had discussions with the Special Committee and management of Golden Queen, conducted the procedures noted below, and relied on information obtained from these general procedures, without independent verification, which among others included:

1.	Reviewed the terms of the proposed Transaction.

2.	Reviewed the business of Golden Queen, including review of certain business and financial information deemed to be relevant.

3.	Reviewed historical annual audited financial statements of Golden Queen for the years ended December 31, 2013 to 2018 and interim unaudited financial statements as at February 28, 2019.

4.	Conducted discussions with the management of Golden Queen.

5.	Prepared value analyses relating to the Soledad Mountain Project, GQM LLC, GQM US, Golden Queen and the Shares.

6.	Prepared value analyses of the assets and interests involved in the Transaction.

7.	Reviewed historical trading prices of the Shares.

8.	Reviewed various background materials concerning Golden Queen’s business, debt and equity financing efforts by Golden Queen, including efforts of Maxit during the Go-Shop Period, as well as, industry data and information considered relevant to assessing fairness from a financial point of view.

9.	Reviewed a range of economic, investment, stock and commodity market trading, and acquisition transaction data in the process of developing factors and rates of return relevant to assessing fairness from a financial point of view.

10.	Prepared the Formal Valuation and Fairness Opinion.

11.	Assessed fairness, from a financial point of view, of the proposed Transaction to the Shareholders, other than the Purchasers.

Assumptions and Limitations

EY has relied upon the completeness, accuracy and fair presentation of all of the financial and other information obtained from public sources, and from Golden Queen management for purposes of developing the Formal Valuation and Fairness Opinion.

Based on representations from Golden Queen management, EY has assumed that there are no material changes in the financial position or operating results for Golden Queen, including its wholly and partially owned entities, from the date of the most recently available audited financial statements, December 31, 2018, to the Valuation Date. Golden Queen management has represented to EY that the information provided for the purpose of the Formal Valuation and Fairness Opinion and is true and correct in all material respects as of April 5, 2019.

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The Formal Valuation and Fairness Opinion has been prepared to provide information for consideration by the Special Committee with respect to the proposed Transaction, but does not constitute a recommendation to any party as to any course of action they might take. Despite any conclusions reached therein, the circumstances of individual shareholders will necessarily determine what course of action they will take in responding to the proposed Transaction. The Formal Valuation and Fairness Opinion is developed as of a specific date on the basis of identifiable information and EY has not undertaken to update it to any other date. Should information relevant to the valuation and fairness conclusions become available to EY subsequent to the date of its conclusion, EY reserves the right, but will be under no obligation, to revise its opinion.

In completing the Formal Valuation and Fairness Opinion, EY made numerous assumptions with respect to economic, industry, and company performance and expectations that are matters over which EY has no control. Going concern business value is inherently and inescapably a matter of implicit or explicit perceptions of the potential future economic performance of the business to be valued and the environment in which that performance will take place. Recognizing that those perceptions are developed under conditions where neither contractual nor other bases exist to ensure that actual operating results will conform to the assumptions employed for valuation purposes, the analysis necessarily works with contingent and uncertain information and there is a corresponding degree of uncertainty in the resultant estimates of value.

EY does not warrant that the projections and estimates employed in developing the Formal Valuation and Fairness Opinion represent commitments as to what the future performance of the businesses will be.

The values are considered to be reasonable estimates on the basis of the information and assumptions upon which they are predicated and as of the time when the estimates were developed. However, should significant deviations from these assumptions emerge in the future, the estimates may well cease to be representative of value.

Valuation Methodologies

Mineral properties can be classified into exploration, development, or producing assets. Depending on the availability of engineering and financial information one or more of the income, market and cost approaches may be favoured. Typically, an income approach is most suitable where a life of mine plan and financial model are available and this would generally be the case with a development or producing asset. While market approaches can be applied to exploration and development assets it is important to recognize that there are no “true” comparables and application of market approaches can be subjective as every mineral property is unique. Application of a market approach to a producing property would also be impacted as again there are no “true” comparables. Nonetheless a combination of approaches may be considered for an informed view of value.

Selected Approaches

EY considered both an income approach, in particular a discounted cash flow method, and a market approach, in particular trading and transaction multiples (in-situ gold equivalent ounce multiples) methods, to estimate a range of fair market value (“FMV”) of the Soledad Mountain Project.

EY used an adjusted net assets approach to calculate the FMV of the Shares.

Formal Valuation

Based on the information reviewed, observations, assumptions, limitations, analyses and other relevant factors, it is EY’s opinion that the per share value of the Shares is between C$0.03 and C$0.06 before the proposed Transaction is effected, and assuming Golden Queen can continue as a going concern and can meet its debt obligations as they come due, and/or can refinance the GQM Loan which matures on May 21, 2019.

If the proposed Transaction is undertaken then the value of the Shares would be C$0.05 per share (US$4.25 million cash consideration, converted at an exchange rate of 1.3447 and divided amongst 122,400,212 Shares), before considering any costs of the proposed Transaction and any other assets (such as cash) remaining in Golden Queen.

Fairness Opinion

Based on the information reviewed, observations, assumptions, limitations, analyses and other relevant factors, it is EY’s opinion that, the proposed Transaction is fair from a financial point of view to the existing Shareholders, other than the Purchasers. EY’s considerations in this regard are set out in the Formal Valuation and Fairness Opinion.

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Tax Consequences

Golden Queen expects there will be no material tax consequences to the Company under the Income Tax Act (Canada) or the U.S. Internal Revenue Code of 1986 as a result of the Transaction. The disposition of the shares of GQM US will be treated for income tax purposes as a taxable transaction, upon which Golden Queen does not expect to recognize a gain.

Golden Queen also expects there will be no material tax consequences to Shareholders (excluding the Purchasers), under the Income Tax Act (Canada) or the U.S. Internal Revenue Code of 1986 as a result of the Transaction. However, Shareholders should consult their own legal and tax advisors for advice with respect to their particular circumstances.

Shareholder Approval

The Transaction constitutes the sale of all or substantially all of the assets of Golden Queen and requires approval of the Shareholders in accordance with the BCBCA. In addition, the Purchasers include Thomas M. Clay, a former director and officer of Golden Queen, and certain members of the Clay family and associated entities. The Purchasers own approximately 59.2% of the issued and outstanding Shares. As such, the Transaction is considered to be a related party transaction under MI 61-101 and section 501(c) of the TSX Company Manual, and is subject to the minority approval requirements in MI 61-101 and the TSX Company Manual.

Golden Queen has determined that the Transaction Resolution must be approved by both (a) ⅔ of the votes cast on the resolution; and (b) a simple majority of the votes cast on such resolution by the Shareholders, excluding votes cast by Shareholders that are required to be excluded pursuant to applicable securities laws and the policies of the TSX. The votes attached to an aggregate of 177,701,229 Shares (representing approximately 59.2% of the issued and outstanding Shares) owned by the Purchasers will be excluded from voting in determining whether the Transaction has been approved by the minority shareholders of Golden Queen.

Shareholders will be asked at the Meeting to approve the following special resolution:

“BE IT RESOLVED THAT:

(a)	the share purchase agreement between Golden Queen Mining Co. Ltd. (the “Company”) and the Purchasers (as defined in the Company’s proxy statement and management information circular dated April 10, 2019 (“Proxy Statement”)) dated February 7, 2019 (the “Share Purchase Agreement”) and the sale of all of the shares of Golden Queen Mining Holdings, Inc. in accordance with the terms of the Share Purchase Agreement, be and are hereby authorized, approved, ratified and confirmed, and the Company is hereby authorized to perform all of its obligations thereunder;

(b)	notwithstanding that this resolution has been passed by the shareholders of the Company, the directors of the Company are hereby authorized and empowered, at their discretion, without any further notice to or approval of the shareholders of the Company, to amend the Share Purchase Agreement or any agreement ancillary thereto to the extent permitted by the terms thereof or, subject to the terms of the Share Purchase Agreement, not to proceed with any or all of the transactions contemplated thereby; and

(c)	any one director or officer of the Company is hereby authorized and directed, for and on behalf of the Company, to do all acts and things and to execute and deliver all documents required, as in the opinion of such director or officer may be necessary or desirable in order to give effect to this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or the doing of such act or thing.”

The Board unanimously recommends that Shareholders vote FOR the Transaction Resolution set out above. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the approval of the Transaction Resolution.

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Dissent Rights

Under the BCBCA, Shareholders have dissent rights with respect to the resolution approving the Transaction. Shareholders who wish to dissent should take note that the procedures for dissenting to the Transaction Resolution requires strict compliance with Sections 237 to 247 of the BCBCA.

The following description of the rights of Registered Shareholders to dissent from the Transaction Resolution is not a comprehensive statement of the procedures to be followed by a dissenting Shareholder who seeks payment of the fair value of their Shares. A Registered Shareholder's failure to follow exactly the procedures set forth in Sections 237 to 247 of the BCBCA will result in the loss of such Registered Shareholder's dissent rights. If you are a Registered Shareholder and wish to dissent in respect of the Transaction Resolution, you should obtain your own legal advice and carefully read the provisions of Sections 237 to 247 of the BCBCA (see Schedule B).

Any Registered Shareholder is entitled to be paid the fair value of the Shares held in accordance with Section 245 of the BCBCA if such holder duly dissents in respect of the Transaction Resolution and the Transaction becomes effective (the “Dissent Rights”). A shareholder is not entitled to dissent with respect to such holder’s shares if such holder votes any of those shares in favor of the Transaction Resolution.

Anyone who is a beneficial owner of Shares registered in the name of an intermediary and who wishes to dissent should be aware that only Registered Shareholders are entitled to exercise Dissent Rights. A Registered Shareholder who holds Shares as an intermediary for one or more beneficial owners, one or more of whom wish to exercise Dissent Rights, must exercise such Dissent Rights on behalf of such holder(s). In such case, the notice should specify the number of Shares held by the intermediary for such beneficial owner. A dissenting Shareholder may dissent only with respect to all of the Shares held on behalf of any one beneficial owner and registered in the name of the dissenting Shareholder.

A dissenting Shareholder is required to send a written objection to the Transaction Resolution to Golden Queen, prior to the Meeting, as described below. A vote against the Transaction Resolution or not voting on the Transaction Resolution does not constitute a written objection for purposes of the right to dissent under Section 242 of the BCBCA.

Each Shareholder of the Company who intends to exercise Dissent Rights must send a written notice of dissent from the Transaction Resolution pursuant to Section 242 of the BCBCA, to the Company by 4:00 p.m. (Pacific time) on May 9, 2019. The notice of dissent should be delivered by registered mail to the Company at the address for notice described below.

After the Transaction Resolution is approved by Shareholders and within one month after the Company notifies each Shareholder that has validly exercised Dissent Rights (the “Dissenting Shareholder”) of the Company’s intention to act upon the Transaction Resolution, the Dissenting Shareholder must send to the Company a further written notice. Such notice must state that the Dissenting Shareholder requires the purchase of all of the Shares (the “Dissenting Shares”) in respect of which such Dissenting Shareholder has given notice of dissent (the “Dissent Completion Notice”), together with the share certificate or certificates representing the Dissenting Shares (including a written statement prepared in accordance with Section 244(1)(c) of the BCBCA if the dissent is being exercised by the shareholder on behalf of a beneficial holder). Upon receipt of the Dissent Completion Notice, the Dissenting Shares will be repurchased by the Company in accordance with the BCBCA. The Dissenting Shareholder will be entitled to receive the fair value that the Dissenting Shares had immediately before the passing of the Transaction Resolution.

A shareholder who does not strictly comply with the dissent procedures or, for any other reason, is not entitled to be paid fair value for his, her or its Dissenting Shares will participate in the Transaction on the same basis as non-dissenting Shareholders.

Address for Notice

All notices of dissent to the Transaction Resolution pursuant to Section 242 of the BCBCA should be sent to the Company at:

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Morton Law LLP

1200 – 750 West Pender Street

Vancouver, British Columbia V6C 2T8

Attention: Edward L. Mayerhofer

Strict Compliance with Dissent Provisions Required

The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by Shareholders who wish to dissent from the Transaction Resolution and be paid the fair value of their Shares and is qualified in its entirety by reference to Sections 237 to 247 of the BCBCA. The dissent procedures must be strictly adhered to and any failure by a Shareholder to do so will result in the loss of that holder’s Dissent Rights. Accordingly, each Shareholder who wishes to exercise Dissent Rights should carefully consider and comply with the Dissent Procedures and consult such holder’s legal advisers.

PROPOSAL 2: SHARE CONSOLIDATION

Following completion of the Transaction, Golden Queen is proposing to consolidate its Shares on the basis of ten existing Shares for each one Post-Consolidation Share. The Board believes it is in the best interest of Golden Queen to reduce the number of outstanding Shares, making Golden Queen more attractive to investors in potential future financings and transactions that may follow the Transaction. Management intends to proceed with the Consolidation on completion of the Transaction, but completion of the Transaction is not contingent on the approval of the Consolidation Resolution.

Notwithstanding approval of the proposed Consolidation by Shareholders, the Board, in its sole discretion, may revoke the Consolidation Resolution and abandon the Consolidation without further approval or action by or prior notice to Shareholders. The Consolidation is also subject to the approval of the TSX.

Effect of the Consolidation

If the Transaction is completed and Golden Queen proceeds with the Consolidation, the number of Shares issued and outstanding will be reduced from 122,400,212 Shares, after cancellation of Shares pursuant to the Transaction, to approximately 12,240,021 Post-Consolidation Shares issued and outstanding. In the event the Consolidation would result in a Shareholder holding a fraction of a Post-Consolidation Share, no fractional Post-Consolidation Share shall be issued, and such fraction will be rounded to the nearest whole Post-Consolidation Share in accordance with the requirements of the BCBCA.

Except for any variances attributable to the rounding of fractional Post-Consolidation Shares, the change in the number of issued and outstanding Shares will cause no change in the capital attributable to the Shares and will not materially affect any Shareholder’s percentage ownership in Golden Queen. In addition, the Consolidation will not materially affect any Shareholder’s proportionate voting rights.

See “Risk Factors – Risks Associated with the Consolidation” for a description of risk factors associated with the Consolidation.

Procedure for Consolidation

If the Transaction is completed and Golden Queen proceeds with the Consolidation, Registered Shareholders holding share certificates will be required to exchange their certificates for share certificates representing Post-Consolidation Shares. A letter of transmittal will be sent to such Registered Shareholders. No delivery of a certificate evidencing a Post-Consolidation Share will be made to a Shareholder until the Shareholder has surrendered the issued certificates representing its pre-consolidation Shares. Until surrendered, each certificate formerly representing pre-consolidation Shares shall be deemed for all purposes to represent the number of Post-Consolidation Shares to which the holder is entitled as a result of the Consolidation.

Beneficial Shareholders, holding their Shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have various procedures for processing the Consolidation. If a Shareholder holds Shares with such a bank, broker or other nominee and has any questions in this regard, the Shareholder is encouraged to contact its nominee.

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Shareholder Approval

At the Meeting, Shareholders will be asked to consider and vote on the Consolidation Resolution approving the Consolidation. The Consolidation Resolution must be approved by ⅔ of the votes cast on the Consolidation Resolution.

Shareholders will be asked at the Meeting to approve the following special resolution:

“BE IT RESOLVED THAT:

(a)	Golden Queen Mining Co. Ltd. (the “Company”) be and is hereby authorized to consolidate all of its issued and outstanding common shares without par value (the “Shares”) on the basis of one (1) post-consolidation Share for every ten (10) pre-consolidation Shares;

(b)	in the event that the consolidation would otherwise result in the issuance of a fractional Share, no fractional Share shall be issued, and such fraction will be rounded to the nearest whole number in accordance with the requirements of the Business Corporations Act (British Columbia);

(c)	any Director or Officer of the Company be and is hereby authorized and directed on behalf of the Company to prepare, sign and deliver all documents and to do all things necessary and advisable to give effect to these resolutions;

(d)	notwithstanding the shareholders’ approval by this resolution of the proposal to consolidate the issued share capital of the Company, the Directors of the Company be and are hereby authorized without further approval of the Shareholders to modify, vary or amend such terms and conditions in respect of the consolidation as may be required by the regulatory authorities having jurisdiction or as the Board may in its sole discretion deem in the best interests of the Company; and

(e)	notwithstanding the shareholders’ approval by this resolution of the proposal to consolidate the Shares, the Directors of the Company be and they are hereby authorized without further approval of the shareholders to revoke the resolution consolidating the Shares before it is acted upon.”

The Board unanimously recommends that Shareholders vote FOR the Consolidation Resolution set out above. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the approval of the Consolidation Resolution.

Dissent Rights

Shareholders do not have dissent rights with respect to the proposed Consolidation.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that we provide our Shareholders the opportunity to vote on a nonbinding, advisory resolution regarding the compensation of our “named executive officers” (as defined in SEC rules) as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (commonly referred to as “Say-on-Pay”), including compensation that will or may be paid or become payable to our “named executive officers” under existing employment agreements in connection with the Transaction. This compensation is described in the table in the section of this Proxy Statement entitled “Interests of Certain Persons in Matters to be Acted Upon — Executive Officer Employment Agreements — Golden Parachute Compensation,” including the footnotes to the table and related narrative discussion, above, and “Executive Compensation - Summary Compensation Table,” including the footnotes to the table and related narrative discussion, below.

The Board unanimously recommends that Shareholders approve the following Advisory Say-on-Pay Resolution:

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“BE IT RESOLVED THAT the Shareholders of Golden Queen Mining Co. Ltd. (the “Company”), hereby approve, on an advisory basis (non-binding basis), the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation - Summary Compensation Table” and the related tabular and narrative disclosures in this Proxy Statement, including compensation under existing agreements or understandings that may be paid or become payable in connection with the Transaction, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the Proxy Statement entitled “Interests of Certain Persons in Matters to be Acted Upon — Executive Officer Employment Agreements — Golden Parachute Compensation,” including the footnotes to the table and the related narrative discussion.”

The vote on the Advisory Say-on-Pay Resolution is a vote separate and apart from the vote on the proposal to approve the Transaction. Accordingly, you may vote to approve the Transaction and vote not to approve the Advisory Say-on-Pay Resolution and vice versa. Because the vote on the Advisory Say-on-Pay Resolution is advisory only, it will not be binding on the Company. Accordingly, if the Transaction Resolution is approved and the Transaction is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of this advisory (non-binding) vote of the Shareholders.

The above resolution approving the Advisory Say-on-Pay Resolution requires the affirmative vote of holders of a majority of the Shares entitled to vote on the matter and casting votes for or against the proposal.

The Board unanimously recommends that Shareholders vote FOR the Advisory Say-on-Pay Resolution set out above. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the approval of the Advisory Say-on-Pay Resolution.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY ON PAY VOTE

In addition to the Say-on-Pay vote set forth in Proposal 3, the Dodd-Frank Act and Section 14A of the Exchange Act require that Shareholders have the opportunity, at least once every six years, to vote on how often they believe Say-on-Pay votes should be held in the future. Our last vote on Say-on-Pay frequency was held on May 30, 2013.

Shareholders may indicate whether they prefer that a Say-on-Pay vote be held every year, every two years or every three years, or they may abstain from this vote.

After careful consideration of the various arguments supporting each frequency level, the Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company. Our executive compensation program is intended to incentivize and reward performance over a multi-year period, and a three-year cycle is consistent with these time horizons. A three-year cycle is an appropriate frequency to provide the Board and the Compensation Committee sufficient time to consider Shareholder input and implement any appropriate changes to our executive compensation strategies. Shareholders who have concerns about executive compensation during the interval between Say-on-Pay votes are welcome to bring their concerns to the attention of the Board.

The vote on this proposal is an advisory vote and is not binding on the Company. The outcome of this vote will not require the Board to take any action regarding the frequency of future Say-on-Pay votes. However, the Board will take into consideration the outcome of the vote when considering the frequency of future Say-on-Pay votes.

The proxy card provides Shareholders with four choices (every 1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN).

The Board unanimously recommends that Shareholders vote for the option of “3 YEARS” as the preferred frequency of future Say-on-Pay votes. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote for the option of “3 YEARS” as the preferred frequency of future Say-on-Pay votes.

PROPOSAL 5: ELECTION OF DIRECTORS

The Board proposes to fix the number of directors of the Company at three (3) and that the following three (3) nominees be elected as directors at the Meeting, each of whom will hold office until the expiration of their term or until his successor shall have been duly appointed or elected and qualified: Paul M. Blythe, Bryan A. Coates, and Bernard Guarnera.

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Although the Board anticipates that the nominees will be available to serve as directors of Golden Queen, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

The Board unanimously recommends that Shareholders vote FOR the election of each nominee. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the election of each nominee.

As part of its ongoing review of corporate governance policies, on March 5, 2014, the Board adopted a policy providing that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” will tender his or her resignation to the Chairman of the Board promptly following the shareholders’ meeting. The Board will consider the offer of resignation and will make a decision whether or not to accept it. In considering whether or not to accept the resignation, the Board will consider all relevant factors. The Board will be expected to accept the resignation except in situations where the considerations would warrant the applicable director continuing to serve on the Board. The Board will make its final decision and announce it in a press release within 90 days following the shareholders’ meeting. A director who tenders his or her resignation pursuant to this policy will not participate in any meeting of the Board at which the resignation is considered.

The following table sets out the names of the nominees, their positions and offices in the Company, principal occupations, the period of time that they have been directors of the Company, whether or not they are considered independent or non-independent, the number of shares of the Company which each beneficially owns or over which control or direction is exercised, Board/Committee membership and attendance, and other public board of directorships information:

Name, Present Office, Province/State & Country of Residence	Present Principal Occupation or Employment(1)	Security Holdings(2)
PAUL M. BLYTHE
Director, acting Chairman of the Board Collingwood, ON, Canada

Mr. Blythe has over 40 years experience in the mining industry including significant international experience in corporate management, project development, open pit and underground operations, mergers and acquisitions, and debt and equity financing. He was the founder and President of Quadra FNX Mining and previously worked for Westmin Resources Limited, Placer Dome Canada Limited, Lac Minerals Limited and BHP Billiton. It is the determination of the Board that Mr. Blythe’s technical expertise as well as his corporate development activities are an asset to the Company.

Date first appointed as a Director: March 30, 2017

Common Shares: 1,580,000 Stock Options: 150,000

Independent	Board/Committee Memberships	Attendance at Meetings During 2018	Other Public Board Directorships
Yes	Board of Directors Audit Committee Compensation Committee Nominating Committee	4 4 nil nil	nil

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BRYAN A. COATES
Director Saint-Lambert, Quebec, Canada

Mr. Coates currently serves as President of Osisko Gold Royalties since June 2014. Prior to that, he was the Vice President, Finance and Chief Financial Officer of Osisko Mining. He was responsible for all activities related to financing, financial reporting, marketing related to the gold industry, risk management and government relations. Mr. Coates has more than 30 years of progressive experience within the international and Canadian mining industry. Before joining Osisko, he was Chief Financial Officer of Iamgold (2006-2007), Cambior Inc. (2001-2006), and Cia Minera Antamina (1998-2001). He also acts as a Member of the Board of Directors of the Fédération des Chambres de Commerce du Quebec’s, as well as the chair of the Chamber's Mining Industry Committee. He is a member of the Chartered Professional Accountants of Ontario. It is the determination of the Board that Mr. Coates’ financial acumen in conjunction with his public company expertise is an asset to the Company.

Date first appointed as a Director: January 28, 2013

Common Shares: 17,000 Stock Options: 382,500 Warrants: 8,500

Independent	Board/Committee Memberships	Attendance at Meetings During 2018	Other Public Board Directorships
Yes	Board of Directors Audit Committee Compensation Committee Nominating Committee	4 4 nil nil	Alio Gold Inc. Falco Resources Technosub

BERNARD GUARNERA
Director Las Vegas, Nevada, USA

Mr. Guarnera has over 40 years of experience in the global mining industry and is President of Broadlands Mineral Advisory Services Ltd.. Mr. Guarnera was the former Chairman of the Board of Behre Dolbear Group Inc., a mining consulting firm founded in 1991. Mr. Guarnera is a registered professional engineer and a registered professional geologist. He serves as a director of the Colorado Mining Association and Northern Zinc, and is the president of Mining and Metallurgical Society of America. The Board believes that Mr. Guarnera’s technical expertise and his capital market experience make him a valuable member of the Board.

Date first appointed as a Director: May 30, 2013

Common Shares: 25,000 Stock Options: 382,500

Independent	Board/Committee Memberships	Attendance at Meetings During 2018	Other Public Board Directorships
Yes	Board of Directors Audit Committee Compensation Committee Nominating Committee	4 4 nil nil

(1)	The information as to principal occupation and business or employment has been furnished by the respective nominees.
(2)	Based upon information furnished to Golden Queen either by the directors and executive officers or from the insider reports and beneficial ownership reports filed with the SEC or available at www.sedi.ca. These amounts include beneficial ownership of securities not currently outstanding but which are reserved for immediate issuance on exercise of options.

The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. The Board as a whole is responsible for identifying, screening and/or appointing persons to serve on the Board. In identifying Board candidates, it is the Board’s goals to identify persons whom it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also allowing for other appropriate factors. The Board believes that the process in place to identify candidates and elect directors allows the most qualified candidates to be appointed independently.

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The Company believes that each of the persons standing for election to the Board at the Meeting has the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively.

The Board is responsible for overseeing management of the Company and determining the Company’s strategy and for determining whether or not a director is independent. In making this determination, the Board has adopted the definition of “independence” as set forth in National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) with the recommendation that a majority of the Board be considered “independent”. In applying this definition, the Board considers all relationships of the directors of the Company, including business, family and other relationships.

As at the date of this Proxy Statement, there are three (3) directors on the Board, Paul M. Blythe, Bryan A. Coates, and Bernard Guarnera. All of the three (3) directors, Paul M. Blythe, Bryan A. Coates, and Bernard Guarnera are considered independent. Following the Meeting, the Board, as proposed by management in this Proxy Statement, will consist of Paul M. Blythe, Bryan A. Coates, and Bernard Guarnera.

The Board does not have a policy regarding a Board members’ attendance at annual meetings of shareholders. One director attended the Company’s 2018 annual meeting of shareholders.

Biographical Information Regarding Executive Officers

Robert C. Walish, Jr. – Chief Operating Officer. Mr. Walish is the President & Chief Executive Officer of Golden Queen Mining LLC and was most recently the General Manager of the SCM Franke Operation of KGHM International, formerly QuadraFNX, located in northern Chile, where he was responsible for mining, processing and administration of a four million pound per month open-pit copper mining, heap-leach and SX-EW operation. Prior to that and over the course of more than 30 years, Mr. Walish worked at mines in Guyana, Arizona, Alaska, South Carolina, Montana and Nevada. He received his Bachelor of Arts degree from the University of Colorado and his Master of Science degree from the University of Wisconsin.

Guy Le Bel - Chief Financial Officer. Mr. Le Bel has more than 30 years of international mining experience in strategic and financial planning. Until recently, he served as Vice President Evaluations for Capstone Mining Corp. and is a Director of Pembridge Resources, PLC and Westbourne Resources Limited. Previously, Mr. Le Bel was VP, Business Development at Quadra Mining Ltd., and prior to that held business advisory, strategy and planning, business valuation, and financial planning management roles at BHP Billiton Base Metals Ltd., Rio Algom Ltd. and Cambior Inc.

Brenda Dayton – Corporate Secretary. Ms. Dayton has served as Corporate Secretary for several mining companies on the NYSE, TSX and TSX Venture and her expertise includes governance, communications and investor relations. Prior to working with public companies, she worked in the financial industry in banking and insurance. She holds a Bachelor of Arts degree from the University of Calgary.

PROPOSAL 6: APPOINTMENT OF INDEPENDENT AUDITORS

On March 31, 2016, Golden Queen appointed PricewaterhouseCoopers LLP (“PWC”) as its independent registered public accountant, subject to completion of its standard client acceptance procedures. The appointment of PWC was recommended by Golden Queen’s audit committee after considering proposals from several international public accounting firms, including BDO. As a result of PWC’s appointment, Golden Queen’s engagement of BDO Canada LLP, as its independent registered public accounting firm, was terminated.

Although the appointment of PWC is not required to be submitted to a vote of Shareholders, the Board believes it is appropriate as a matter of policy to request that Shareholders approve the appointment of the independent auditors for the fiscal year ending December 31, 2019, and the authorization of the directors to fix the auditors’ remuneration. The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to vote is required. In the event a majority of the votes cast at the meeting are not voted in favor of appointment, the adverse vote will be considered as a direction to the Board to select other independent auditors for the fiscal year ending December 31, 2019.

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Section 10(A)(i) of the Exchange Act prohibits the Company’s independent auditors from performing audit services for the Company as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board, or unless the services meet certain de minimis standards.

Under the Company’s Audit Committee Charter, all non-audit services to be performed by the Company’s independent auditors must be approved in advance by the Audit Committee. All of the 2018 audit related fees, and tax fees were pre-approved by the Audit Committee.

See “External Auditor Service Fees” in this Proxy Statement for more information.

Representatives of PWC are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions from Shareholders.

The Board unanimously recommends that Shareholders vote FOR the appointment of PWC as Golden Queen’s independent auditors for the fiscal year ending December 31, 2019, and the authorization of the directors to fix their remuneration. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the approval of the such appointment and authority.

PROPOSAL 7: APPROVAL OF STOCK OPTION PLAN

At the Meeting, Shareholders will be asked to approve the adoption of a 2019 stock option plan (the “Plan”). The Plan will come into effect if the Shares are listed on the NEX Board of the TSX Venture Exchange. The Company is seeking the approval of the Shareholders in order to comply with the policies of the TSX Venture Exchange. The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to vote is required.

The purpose of the Plan is to provide an incentive to directors, employees and consultants to acquire a proprietary interest in the Company, to continue their participation in the affairs of the Company and to increase their efforts on behalf of the Company.

The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan. A full copy of the Plan will be available at the Meeting for review by Shareholders. Shareholders may also obtain copies of the Plan from the Company prior to the Meeting on written request.

Eligible Participants. Options may be granted under the Plan to directors and senior officers of the Company or its subsidiaries, management company employees (collectively, the “Directors”), employees of the Company or its subsidiaries (collectively, the “Employees”) or consultants of the Company or its subsidiaries (collectively, the “Consultants”). The Board, in its discretion, determines which of the Directors, Employees or Consultants will be awarded options under the Plan.

Number of Shares Reserved. The number of Shares which may be issued pursuant to options granted under the Plan may not exceed 10% of the issued and outstanding Shares at the date of granting of options. Options that are exercised, cancelled or expire prior to exercise continue to be issuable under the Plan.

Limitations. Under the Plan, the aggregate number of options granted to any one individual in a 12-month period must not exceed 5% of the issued and outstanding Shares of the Company, calculated on the date the option is granted. The aggregate number of options granted to any one Consultant in a 12-month period must not exceed 2% of the issued and outstanding Shares of the Company, calculated at the date the option is granted. The aggregate number of options granted to all persons retained to provide investor relations services to the Company (including Consultants and Employees or Directors whose role and duties primarily consist of providing investor relations services) must not exceed 2% of the issued and outstanding Shares of the Company in any 12-month period, calculated at the date an option is granted to any such person.

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Term of Options. Subject to the termination and change of control provisions noted below, the term of any options granted under the Plan is determined by the Board and may not exceed ten years from the date of grant.

Exercise Price. The exercise price of options granted under the Plan is determined by the Board, provided that it is not less than the discounted market price, as that term is defined in the TSX Venture Exchange policy manual or such other minimum price as is permitted by the TSX Venture Exchange in accordance with the policies in effect at the time of the grant, or, if the Shares are no longer listed on the TSX Venture Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading. The exercise price of stock options granted to insiders may not be decreased without disinterested Shareholder approval at the time of the proposed amendment.

Vesting. All options granted pursuant to the Plan will be subject to such vesting requirements as may be prescribed by the Exchange, if applicable, or as may be imposed by the Board.

Termination. Any options granted pursuant to the Plan will terminate upon the earliest of:

(a)	the end of the term of the option;

(b)	on the date the holder ceases to be eligible to hold the option (the “Cessation Date”), if the Cessation Date is as a result of dismissal for cause or regulatory sanction;

(c)	one year from the date of death or disability, if the Cessation Date is as a result of death or disability;

(d)	on such other date as fixed by the Board, provided that the date is no more than one year from the Cessation Date, if the Cessation Date is as a result of a reason other than death, disability or cause; or

(e)	if no date is set by the Board under (d), 90 days from the Cessation Date, if the Cessation Date is as a result of a reason other than death, disability or cause.

Shareholders will be asked at the Meeting to approve the following ordinary resolution:

“BE IT RESOLVED THAT:

(a)	The 2019 Stock Option Plan of Golden Queen Mining Co. Ltd. (the “Company”) be approved, and that in connection therewith, a maximum of 10% of the issued and outstanding common shares of the Company at the time of each grant be approved for granting as options; and

(b)	any director or officer of the Company be authorized and directed to do all acts and things and to execute and deliver all documents required, as in the opinion of such director or officer may be necessary or appropriate in order to give effect to this resolution.”

The Board unanimously recommends that Shareholders vote FOR the resolution approving the Plan set out above. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the approval of the resolution approving the Plan.

A copy of the Plan is available at the records office of the Company at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia, Canada until the business day immediately preceding the date of the Meeting, and a copy will also be made available at the Meeting.

RISK FACTORS

Shareholders should carefully consider all of the information disclosed in this Proxy Statement, including the risks and uncertainties described below, prior to voting on the matters being put before them at the Meeting. While the risks and uncertainties described below are those that management of the Company believes to be material to the Company with respect to the Transaction and Consolidation, it is possible that other risks and uncertainties affecting the Company’s business will arise or become material in the future. In addition, Shareholders should review the risk factors disclosed in Golden Queen’s latest Form 10-K filed with the Securities and Exchange Commission on March 25, 2019, which are incorporated by reference into this Proxy Statement.

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Risks Related to the Transaction

The announcement and pending status of the Transaction, whether or not consummated, may adversely affect our operations.

The announcement and pending status of the Transaction, whether or not consummated, may adversely affect the trading price of our Shares, our current and future operations or our relationships with customers, suppliers and employees. In addition, pending the completion of the Transaction, we may be unable to attract and retain key personnel and the dedication of substantial resources of Golden Queen to the completion of the Transaction could have a negative impact on our current operations and could have a material adverse effect on the current and future operations, financial condition and prospects of Golden Queen.

Completion of the Transaction is subject to several conditions that must be satisfied or waived, and we cannot be sure if or when the Transaction will be completed.

The completion of the Transaction is subject to a number of conditions precedent, some of which are outside of the control of Golden Queen, including approvals of the Shareholders and the TSX, and the receipt of the Withholding Certificate. There can be no certainty, nor can Golden Queen provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. Moreover, a substantial delay in obtaining satisfactory approvals could result in the Transaction not being completed. If the Transaction is not completed for any reason, there are risks that the announcement of the termination of the Transaction may adversely affect the trading price of our Shares, our current and future operations or our relationships with customers, suppliers and employees. Certain costs relating to the Transaction, such as legal, accounting, financial advisory and meeting related fees and expenses, must be paid by Golden Queen even if the Transaction is not completed.

In addition, if the Transaction is not completed, all amounts owing under the GQM Loan will become immediately due and payable, and the lenders may choose to pursue any rights and remedies available to them. Our Board, in discharging its fiduciary obligations, may evaluate other strategic alternatives that may not be as favorable to Golden Queen as the Transaction. There is no guarantee that a transaction of equivalent or greater value will be available from an alternative party.

The Share Purchase Agreement limits our ability to pursue alternatives to the Transaction.

Pursuant to the Share Purchase Agreement, Golden Queen was required to pay a termination fee of US$1 million in the event that the Share Purchase Agreement was terminated in certain circumstances prior to April 1, 2019. The termination fee may have discouraged other parties from attempting to propose an alternative transaction, even if such a transaction could have provided better value to Shareholders than the Transaction. However, the Special Committee believed that the termination fee was customary and reasonable and would not unduly preclude a third party from making a superior proposal in accordance with the Share Purchase Agreement.

Subsequent to April 1, 2019, the Share Purchase Agreement prohibits Golden Queen from entertaining competing proposals to the Transaction.

Risks Related to Future Operations

Shareholders will no longer have the opportunity to participate in the prospects of the Soledad Mountain Project.

If the Transaction is completed, we will no longer participate in the future development or benefit from the Soledad Mountain Project. As a result, the Transaction will eliminate the opportunity for Shareholders to participate in the long term potential benefits of the Soledad Mountain Project, to the extent those benefits exceed the potential benefits reflected in the Consideration.

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We will no longer have a mineral property and there is no guarantee we will be successful in finding new opportunities.

The Soledad Mountain Project is our only mineral property and there is no guarantee we will be successful in finding new opportunities of equal or greater value to Golden Queen and the Shareholders. Our Board will evaluate different alternatives for the use of the cash proceeds from the Transaction. Although we expect to restructure our affairs and pursue new opportunities, including a strategic acquisition, there is no guarantee we will be successful, or the Board may decide to utilize all of the proceeds for other purposes. In addition, future opportunities may require obtaining additional financing, and there is no guarantee such financing will be available.

The uncertainty regarding our future operations and change in our stock exchange listing may negatively impact the value of our Shares.

Although our Board will evaluate various alternatives regarding the use of the proceeds from the Transaction, it has made no decision with respect to the use of proceeds and has not committed to making any such decision by a particular date. This uncertainty may negatively impact the value and liquidity of our Shares.

In addition, following the Transaction, the Company may no longer meet the listing requirements of the TSX. The Company intends to apply to list the Shares on the NEX Board of the TSX Venture Exchange and to be quoted on a lower tier service of the OTC Markets Group Inc. However, there can be no assurance such listing or quotation will be obtained or maintained, or that an active liquid market for the Shares will develop or be sustained. Investors may face material adverse consequences, including, but not limited to, a lack of a trading market for our securities, reduced liquidity and decreased analyst coverage of our securities.

We will continue to incur the expense of complying with public company reporting requirements following the closing of the Transaction.

After the Transaction, even though we will not have an active business, we will continue to be required to comply with the applicable reporting requirements of the Provinces of British Columbia, Alberta, Ontario and Quebec, as well as the United States Securities Exchange Act of 1934, as amended. Compliance with such reporting requirements is economically burdensome.

We may become a ‘‘passive foreign investment company’’ in future tax years, which may have adverse U.S. federal income tax consequences for U.S. Shareholders.

U.S. shareholders should be aware that we may become a “passive foreign investment company” (as defined under Section 1297 of the Code) or “PFIC” in future tax years. We believe we were not classified as a PFIC for the tax year ended December 31, 2018, and based on current business plans and financial expectations, we expect that we should not be a PFIC for the current tax year ending December 31, 2019. If we are a PFIC for any year during a U.S. Shareholder’s holding period of Shares, then such U.S. Shareholder generally will be required to treat any gain realized upon a disposition of the Shares or any so-called ‘‘excess distribution’’ received on the Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. Shareholder. Subject to certain limitations, these tax consequences may be mitigated if a U.S. Shareholder makes a timely and effective “qualified electing fund” election under Section 1295 of the Code (“QEF Election”) or a “mark-to-market” election under Section 1296 of the Code (“Mark-to-Market Election”). Subject to certain limitations, such elections may be made with respect to the Shares. A U.S. Shareholder who makes a timely and effective QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our Shareholders. For each tax year in which we determine we are a PFIC, upon the written request of a U.S Shareholder, we intend to provide such U.S. Shareholder with a PFIC Annual Information Statement for such tax year. A U.S. Shareholder who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Shares over the Shareholder’s basis therein. Each U.S. Shareholder should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Shares.

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Risks Related to the Consolidation

Golden Queen’s total market capitalization immediately after the proposed Consolidation may be lower than immediately before the proposed Consolidation

There can be no assurance that the total market capitalization of Golden Queen (the aggregate value of all Shares at the market price then in effect) immediately after the Consolidation will be equal to or greater than the total market capitalization immediately before the Consolidation. In addition, there can be no assurance that the per-share market price of the Post-Consolidation Shares will equal or exceed the direct arithmetical result of the Consolidation.

The Consolidation may result in some Shareholders owning “odd lots” of Post-Consolidation Shares.

The Consolidation may result in some Shareholders owning “odd lots” of Post-Consolidation Shares, which may be more difficult to sell, or require greater transaction costs per share to sell, that those held in “board lots”.

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the members and nominees of the Board and the Executives of Golden Queen as of the Record Date:

Name	Age	Position	Position Held Since
Bryan A. Coates	60	Director	January 28, 2013
Bernard Guarnera	75	Director	May 30, 2013
Paul Blythe	65	Director	March 30, 2017
Robert C. Walish, Jr.	65	COO	August 10, 2015
Guy Le Bel	60	CFO	March 16, 2017
Brenda Dayton	51	Corporate Secretary	October 1, 2015

All of the officers identified above serve at the discretion of the Board and have consented to act as directors or officers of the Company.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

There are no family relationships among any of the existing directors or executive officers of Golden Queen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Golden Queen’s directors, executive officers and persons who own more than 10% of a registered class of Golden Queen’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of Golden Queen. Directors, executive officers and greater than 10% Shareholders are required by SEC regulation to furnish Golden Queen with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of Forms 3 and 4, as amended, furnished to it during its most recent fiscal year, and Form 5, as amended, furnished to it with respect to such year, the Company believes that during the year ended December 31, 2018, its directors, executive officers and greater than 10% Shareholders complied with all Section 16(a) filing requirements of the Securities Exchange Act of 1934.

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DIRECTORS COMPENSATION

The following table sets out the compensation provided to the members of the Board during the Company’s year ended December 31, 2018:

Name	Fees Earned or Paid in Cash (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation (US$)	Total (US$)
Bryan A. Coates	35,000	Nil	Nil	Nil	Nil	Nil	35,000
Bernard Guarnera(1)	35,000	Nil	Nil	Nil	Nil	Nil	35,000
Paul M. Blythe	35,000	Nil	Nil	Nil	Nil	Nil	35,000
Thomas Clay(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Director fees earned by Bernard Guarnera were paid to Broadlands Mineral Advisory Services Ltd., a company which he controls.
(2)	Thomas M. Clay resigned as the Chairman, the CEO and director on February 7, 2019. Mr. Clay does not receive compensation in his role as a director, but was compensated in his role as CEO. See “Executive Compensation”.

It is currently the policy of the Company to grant options to purchase Shares to its directors under the Company’s 2013 Stock Option Plan.

Other than as disclosed in this Proxy Statement, there are no other arrangements under which directors of the Company were compensated by the Company during the year ended December 31, 2018 for their services in their capacity as directors and, without limiting the generality of the foregoing, no additional amounts are payable under any standard arrangements for committee participation or special assignments, except that the Articles of the Company provide that the directors are entitled to be paid reasonable traveling, hotel and other expenses incurred by them in the performance of their duties as directors. The Company’s Articles also provide that if a director is called upon to perform any professional or other services for the Company that, in the opinion of the directors, is outside of the ordinary duties of a director, such director may be paid a remuneration to be fixed by the directors and such remuneration may be either in addition to or in substitution for any other remuneration that such director may be entitled to receive.

EXECUTIVE COMPENSATION

For the purposes set out below a “Named Executive Officer” or “NEO” means:

(a)	the Company’s chief executive officer (“CEO”);
(b)	the Company’s chief financial officer (“CFO”);
(c)	each of the three most highly compensated executive officers of the company, including any of its subsidiaries, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000; and
(d)	each individual who would be a named executive officer under subsection (c) above but for the fact that the individual was not an executive officer of the Company or its subsidiaries, nor acting in a similar capacity, at the end of that financial year.

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Summary Compensation Table

The following table sets forth information concerning the total compensation of Golden Queen’s NEOs during the last three completed fiscal years for services rendered to Golden Queen in all capacities.

						Non-equity incentive plan compensation (US$)
Name and principal position	Year	Salary (US$)	Share- based awards (US$)	Option- based awards (US$)(1)	Annual incentive plans	Long- term incentive plans	Pension value (US$)	All other compensation (US$)	Total compensation (US$)
Robert C. Walish, Jr.	2018	184,172	Nil	Nil		Nil	Nil	100,000	284,172
COO	2017	175,000	Nil	Nil		Nil	Nil	87,500	262,500
	2016	115,984	Nil	Nil		Nil	Nil	75,000	226,065
Guy Le Bel(2)	2018	154,357	Nil	Nil		Nil	Nil	67,531	221,888
CFO	2017	126,058	Nil	Nil		Nil	Nil	Nil	126,058
Thomas M. Clay(3)	2018	100,000	Nil	Nil		Nil	Nil	Nil	100,000
Former Chairman and former CEO	2017	100,000	Nil	38,250		Nil	Nil	Nil	138,250
	2016	33,333	Nil	Nil		Nil	Nil	Nil	33,333

(1)	The determination of the value of option awards is based upon the Black-Scholes Option pricing model, details and assumptions of which are set out in the Company’s consolidated financial statements for the fiscal years ended December 31, 2016, December 31, 2017 and December 31, 2018.
(2)	Guy Le Bel assumed the role of CFO on March 16, 2017, and resigned as director on March 30, 2017.
(3)	Thomas M. Clay resigned as the Chairman, the CEO and director on February 7, 2019.

Option Grants During the Most Recently Completed Fiscal Year

The Board approves the issuance of stock options to our directors, officers, employees and consultants. Unless otherwise provided by the Board, all vested options are exercisable for a term of five (5) years from the date of grant. During the fiscal year ended December 31, 2018, there were no options granted to the Company’s directors, officers and employees.

Outstanding Equity Awards at the Most Recently Completed Fiscal Year

The following table sets forth the information concerning all option-based awards outstanding for each of Golden Queen’s NEOs as of December 31, 2018:

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price (US$)	Option Expiration Date
Guy Le Bel	50,000	50,000	Nil	1.67	September 4, 2018
CFO(1)	107,500	107,500	Nil	0.58	September 8,2020
	75,000	75,000	Nil	0.66	November 30, 2021
	400,002	133,334	266,668	0.65	March 20, 2022
	249,999	Nil	249,999	0.29	October 20, 2022

Thomas M. Clay	107,500	107,500	Nil	0.58	September 8, 2020
Former Chairman	100,000	100,000	Nil	0.66	November 30, 2021
and former CEO(2)	250,000	Nil	250,000	0.29	October 20, 2022

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(1)	Guy Le Bel assumed the role of CFO on March 16, 2017 and resigned as director on March 30, 2017.
(2)	Thomas Clay resigned as the Chairman, the CEO and director on February 7, 2019.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of the end of the fiscal year ended December 31, 2018 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)		(c)
Equity compensation plans approved by securityholders	50,000	US$	1.16	4,599,999
	150,000	US$	1.59
	430,000	US$	0.58
	365,000	US$	0.66
	400,002	US$	0.65
	1,204,999	US$	0.29
Equity compensation plans not approved by securityholders	Nil		Nil	Nil
Total	2,600,001		US$0.54	4,599,999

Aggregated Stock Option Exercises During the Most Recently Completed Fiscal Year and Fiscal Year-End Option Values

There were no stock options exercised by the Named Executive Officers during the Company’s fiscal year ended December 31, 2018.

Termination and Change of Control Benefits

The Company has entered into consulting or employment contracts with each of the NEOs as follows:

The Company entered into an amended and restated employment contract on October 1, 2017 with Brenda Dayton who is employed as Corporate Secretary of the Company effective October 1, 2015. Her employment with the Company will continue without fixed term. Her position as officer of the Company will be renewed annually subject to the approval of the Board. Ms. Dayton is entitled to an annual salary of C$110,000, subject to periodic review in accordance with Company practice. In 2018, Ms. Dayton’s salary was increased to $130,000, with a bonus at the discretion of the Board of up to 50% of her annual base salary based on agreed objectives determined on an annual basis. Pursuant to the contract, if Ms. Dayton is terminated by the Company without cause or terminated by Ms. Dayton for good reason, within 12 months following a change of control, she will be entitled to receive a lump-sum severance payment equal to her gross annual salary and two times her annual bonus. Ms. Dayton is also entitled to participate in the Company’s stock option plan.

The Company entered into an employment contract on March 16, 2017 with Guy Le Bel pursuant to which Mr. Le Bel assumed the role of Chief Financial Officer. Mr. Le Bel is entitled to an annual salary of C$175,000 and a one-time signing bonus of C$25,000. Mr. Le Bel also received an initial grant of 400,002 stock options to purchase common shares of the Company for a period of 5 years. The stock options will vest as follows: 133,334 options at 12 months, 133,334 options at 24 months, and 133,334 options at 36 months. In 2018, Mr. Le Bel’s salary was increased to $250,000. The Board may award Mr. Le Bel bonuses of up to 50% of his annual base salary based on agreed objectives determined on an annual basis. Mr. Le Bel is also entitled to participate in the Company’s stock option plan. If Mr. Le Bel is terminated by the Company without cause after the first six months of his employment, he will be entitled to 12 months base salary being C$250,000 and 100% of the last annual bonus granted. In the event that the employment of Mr. Le Bel is terminated by the Company or its successor without cause, or is terminated by Mr. Le Bel for good reason, in either case within 12 months following a change of control, he will be entitled to receive a lump-sum severance payment equal to 24 months base salary, being C$500,000, and two times his annual bonus.

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Compensation Committee

The Compensation Committee reviews and approves the compensation of Golden Queen’s senior management and officers, reviews and administers Golden Queen’s stock option plan and makes recommendations to the Board regarding such matters. The members of the Compensation Committee are Bernard Guarnera, Bryan A. Coates and Paul M. Blythe, composed entirely of independent directors. The Board has adopted a written charter for the Compensation Committee. The Compensation Committee charter is available on the Company’s website at www.goldenqueen.com. During the fiscal year ended December 31, 2018, the Compensation Committee did not hold a meeting.

Composition of the Compensation Committee

The members of the Compensation Committee during the year ended December 31, 2018 were Bernard Guarnera who serves as the Committee’s Chairman, Bryan A. Coates, and Paul M. Blythe.

Report on Executive Compensation and Compensation Discussion and Analysis

The Compensation Committee of the Board is responsible for reviewing and approving the remuneration of the senior management of the Company, including the President and Chief Executive Officer and the Chief Financial Officer.

The guiding philosophy of the Compensation Committee in the determination of executive compensation is ensuring that the Company is able to attract the best possible candidates for management positions, given the high level of competition for competent management in the mining industry, and to align the interests of management with those of the Company’s shareholders.

The Company’s executive compensation policies are designed to recognize and reward individual contribution, performance and level of responsibility and ensure that the compensation levels remain competitive with other precious metals development and mining companies. The key components of total compensation are base salary and incentives.

The Compensation Committee has no formal process for determining appropriate base salary ranges. Currently the Company pays compensation in the form of a base salary to its Chief Executive Officer and its Chief Financial Officer. The base salary to the Chief Executive Officer was based on a proposal from the Chief Financial Officer, which was accepted by the Company after considering his experience and expected responsibility and contribution to the Company. The base salary of the Chief Financial Officer was negotiated based on industry comparatives and the Chief Financial Officer’s experience.

Stock options are granted to senior management to align the financial interests of management with the interests of shareholders of the Company and to encourage senior management to focus on strategies and results that enhance shareholder value in the longer term. The number of options to purchase Shares granted to each individual will depend largely on his level of responsibility and contribution to the Company’s performance.

The Compensation Committee is responsible for considering the appropriateness and effectiveness of the Company’s executive compensation policies, given prevailing circumstances. Although the Shareholder vote on executive compensation, which is submitted every three (3) years, is non-binding, the Compensation Committee will review the voting results in connection with the on-going evaluation of the Company’s compensation program.

The Compensation Committee may not delegate any of its authority to other persons.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee served as an officer or employee of the Company during the fiscal year ended December 31, 2018 (or subsequently). No current member of the Compensation Committee formerly served as an officer of the Company, and none of the current members of the Compensation Committee have entered into a transaction with the Company in which they had a direct or indirect interest that is required to be disclosed pursuant to Item 404 of Regulation S-K.

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Performance Graph

The performance graph depicts the Company’s cumulative total Shareholder returns over the five (5) most recently completed financial years based on an initial investment of $100 in the Company’s Shares, compared to an equal investment in the S&P/TSX Global Gold Index. The Company does not currently issue dividends. The Share performance as set out in the graph does not necessarily indicate future Share price performance.

	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018
Company	$100	$68	$79	$20	$10
S&P/TSX Global Gold Index (TITTGD)	$100	$89	$133	$134	$128

Source: TSX InfoSuite

REPORT OF CORPORATE GOVERNANCE

The Canadian Securities Administrators have adopted NI 58-101 and NP 58-201 (the “Guidelines”), both of which came into force as of June 30, 2005 and effectively replaced the corporate governance guidelines and disclosure policies of the TSX. NI 58-101 requires issuers such as the Company to disclose the corporate governance practices that they have adopted, while NP 58-201 provides guidance on corporate governance practices. In this regard, a brief description of the Company’s system of corporate governance, with reference to the items set out in NI 58-101 and NP 58-101 is set forth below.

The Board and management recognize that effective corporate governance is important to the direction and operation of the Company in a manner in which ultimately enhances Shareholder value. As a result, the Company has developed and implemented, and continues to develop, implement and refine formal policies and procedures which reflect its ongoing commitment to good corporate governance. The Company believes that the corporate governance practices and procedures described below are appropriate for a company such as the Company.

Board of Directors

NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. All three current directors are considered independent. The Board holds regular meetings. Between the scheduled meetings, the Board meets as required. Management also communicates informally with directors on a regular basis, and solicits advice from directors on matters falling within their special knowledge or experience.

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Chairman of the Board

With the recent resignation of Thomas M. Clay, the Company does not currently have an official Chairman of the Board. The Chairman’s primary role is to chair all meetings of the Board and to manage the affairs of the Board, including ensuring the Board is organized properly, functions effectively and meets its obligations and responsibilities. The Chairman’s responsibilities include, among other things, ensuring effective relations and communications among Board members. In his capacity as chairman of the Special Committee, Paul Blythe is acting as the Chairman of the Board.

Director Meetings

The Board meets on a regular basis and holds additional meetings as considered appropriate to deal with the matters arising from developments in the business and affairs of the Company from time to time. During the fiscal year ended December 31, 2018, the Board held four (4) regular meetings. In addition to the business conducted at such meetings, various other matters were discussed by phone and approved by written resolution signed by all members of the Board.

The Company does not have a policy with regard to Board members’ attendance at annual meetings of Shareholders.

Board Mandate

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish goals and strategies for the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters. The Board’s mandate is available on the Company’s website at www.goldenqueen.com.

Position Descriptions

The Board has developed written position descriptions for the Chairman of the Board, the Directors of the Board, each chair of each board committee, and for the Chief Executive Officer of the Company, which are available on the Company’s website at www.goldenqueen.com.

Orientation and Continuing Education

The Company provides new directors with an overview of their role as a member of the Board and its Committees, and the nature and operation of the Company’s business and affairs. New directors also have the opportunity to discuss the Company’s affairs with legal counsel and with the Company’s independent auditors. New directors are also provided with opportunities to visit the mine site in Mojave and are invited to have discussions with the Company’s operating personnel. In 2016, all of the directors visited the Soledad Mountain Project and had the opportunity to meet with local stakeholders and tour the project facilities.

The Company does not provide formal continuing education to its Board members, but does encourage them to communicate with management, independent auditors and consultants. Board members are also encouraged to participate in industry-related conferences, meetings and education events to maintain their skills and knowledge necessary to meet their obligations as directors of the Company.

Code of Business Conduct

The Board has adopted a Code of Business Conduct (the “Code of Conduct”), which is distributed to officers, management and employees of the Company. To ensure and monitor compliance with the Code of Conduct, the Board has adopted a Whistle-blower Policy. A request for a waiver of any provision of the Code of Conduct can be made in writing to the Audit Committee, however, such waiver must be approved by the Board. During the recently completed fiscal year, there was no conduct by an officer, by management or an employee that constituted a departure from the Code of Conduct. The Board has also adopted a Code of Ethics for Senior Financial Officers. The Company’s Code of Conduct and Code of Ethics for Senior Financial Officers are available on the Company’s website at www.goldenqueen.com.

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If a director or senior officer has a material interest in a transaction or agreement being considered by the Company, such individual is precluded from voting on the matter and the Board considers such matter without the individual present.

Assessments

Based upon the Company’s size, its current stage of development and the number of individuals on the Board, the Board considers a formal process for assessing the effectiveness and contribution of the Board as a whole, its committees or individual directors to be unnecessary at this time. The Board and its committees meet on numerous occasions during each year, each director having regular opportunity to assess the Board as a whole, its committees, and other directors in relation to assessment of the competencies and skills that the Board as a whole, its committees and directors should possess. The Board will continue to evaluate its own effectiveness and the effectiveness of its committees and individual directors in such manner.

Board Leadership Structure

With the recent resignation of Thomas M. Clay, the Company does not currently have an official Chairman of the Board, however, in his capacity as chairman of the Special Committee, Paul Blythe is acting as the Chairman of the Board. The Company also does not have a lead director. Given the size of the Board and that all three directors are independent, the directors work well together in the current Board structure and the Board does not believe that selecting a lead independent director would add significant benefits to the Board oversight role.

Also, the Board does not have a formal policy with respect to the consideration of diversity when assessing directors and director candidates, but considers diversity as part of its overall assessment of the Board’s functions and needs.

Board’s Role in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Management is charged with the day-to-day management of the risks the Company faces. However, the Board, directly and indirectly through its committees, is actively involved in the oversight of the Company’s risk management policies. The Board is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major risk exposure (whether financial, operating or otherwise) and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. Additionally, the Compensation Committee oversees the Company’s compensation policies generally, in part to determine whether or not they create risks that are reasonably likely to have a material adverse effect on the Company.

Board Term Limits

The Company has not adopted term limits for the directors on the Board or other mechanisms of board renewal because the Company believes that the imposition of term limits for its directors may lead to the exclusion of potentially valuable members of the Board. While there is a benefit to adding new perspectives to the Board from time to time, there are also benefits to having continuity and directors having in-depth knowledge of the Company’s business. The Company’s Nominating Committee considers, among other factors, skills, experience, and tenure when identifying potential director nominees.

Gender Diversity

The Company has not adopted a written policy relating to the identification and nomination of women directors and the Company has not adopted a target regarding the representation of women on the Board or in executive officer positions. The Company’s Nominating Committee identifies, evaluates and recommends candidates to become members of the Board with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity into account. The consideration of the level of representation of women on the Board and in executive officer positions is one factor among many that plays a role in the Company’s Nominating Committee’s decision-making process.

As at the date hereof, there are no female directors on the Board or serving as executive officers of the Company.

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Board’s Skills Matrix

The following table summarizes the particular areas of expertise for each member of the Board:

Director Name	Business Development	Corporate Governance	Finance	Risk Management	Capital Markets	Mining & Processing

Bryan A. Coates	X	X	X	X	X
Bernard Guarnera	X	X	X	X		X
Paul M. Blythe	X		X	X	X	X

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee, a Compensation Committee, and a Nominating Committee. Each of the Audit Committee, Compensation Committee, and Nominating Committee, is responsible to the full Board. The functions performed by these committees are summarized below:

Audit Committee. The Audit Committee considers the selection and retention of independent auditors and reviews the scope and results of the audit. In addition, it reviews the adequacy of internal accounting, financial and operating controls and reviews Golden Queen’s financial reporting compliance procedures. As of the Record Date, the members of the Audit Committee are Bryan A. Coates, Paul M. Blythe, and Bernard Guarnera, each of whom is considered independent (in accordance with Item 407(a)(1)(ii) of SEC Regulation S-K) as defined by the listing standards of the Nasdaq Stock Market, since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Bryan A. Coates is the Chair and the “financial expert” of the Audit Committee as defined by Item 407(d)(5)(ii) of SEC Regulation S-K. The Board has adopted a written charter for the Audit Committee. The Audit Committee charter is available on the Company’s website at www.goldenqueen.com. During the fiscal year ended December 31, 2018, the Audit Committee held four (4) meetings, during which all audit committee members were present.

As part of its oversight of our financial reporting process, the directors have: (1) reviewed and discussed with management our audited financial statements for the year ended December 31, 2018; (2) received a report from PWC, our independent auditors, on the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”; (3) received the written disclosures and the letter from the auditors required by Public Company Accounting Oversight Board Rule 3526 regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountant the independent accountant’s independence; and (4) considered whether or not the provision of non-audit services by the auditors is compatible with maintaining their independence and has concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 25, 2019.

Submitted by the Audit Committee.

Bryan A. Coates, Chair

Bernard Guarnera, Member

Paul M. Blythe, Member

Compensation Committee. The Compensation Committee reviews and approves the compensation of Golden Queen’s senior management and officers, reviews and administers Golden Queen’s stock option plan and makes recommendations to the Board regarding such matters. As of the Record Date, the members of the Compensation Committee are Bernard Guarnera, Bryan A. Coates and Paul M. Blythe, composed entirely of independent directors. The Board has adopted a written charter for the Compensation Committee. The Compensation Committee charter is available on the Company’s website at www.goldenqueen.com. During the fiscal year ended December 31, 2018, the Compensation Committee did not hold a meeting.

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Nominating Committee. The Nominating Committee assists the Board in providing effective corporate governance. As of the Record Date, the members of the Nominating Committee are Bryan A. Coates, Bernard Guarnera and Paul M. Blythe, composed entirely of independent directors. The Board has adopted a written charter for the Nominating Committee. The Nominating Committee charter is available on the Company’s website at www.goldenqueen.com. The Nominating Committee does not have a policy with regards to the consideration of any director candidate recommend by Shareholders of the Company and the Board is of the view that it is appropriate for the Company to not have such a policy at this time. During the fiscal year ended December 31, 2018, the Nominating Committee did not hold a meeting.

AUDIT COMMITTEE

Pursuant to National Instrument 52-110 Audit Committees of the Canadian Securities Administrators, the Company is required to disclose annually in its Proxy Statement certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth below.

The primary function of the audit committee (the “Committee”) is to assist the Board in fulfilling its financial oversight responsibilities by reviewing (a) the financial reports and other financial information provided by the Company to regulatory authorities and shareholders; (b) the systems for internal corporate controls which have been established by the Board and management; and (c) overseeing the Company’s financial reporting processes generally. In meeting these responsibilities the Committee monitors the financial reporting process and internal control system; reviews and appraises the work of external auditors and provides an avenue of communication between the external auditors, senior management and the company’s Board. The Committee is also mandated to review all material related party transactions.

The Audit Committee’s Charter

The Company has adopted an Audit Committee Charter, the text of which can be found on the Company’s website at www.goldenqueen.com.

Composition of the Audit Committee

As of the Record Date, the Committee was comprised of Bryan A. Coates, Bernard Guarnera, and Paul M. Blythe. All of the Audit Committee members are independent and considered to be financially literate in that each Committee member has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements.

Relevant Education and Experience

Bryan A. Coates currently serves as President of Osisko Gold Royalties since June 2014. Prior to that, he was the Vice President, Finance and Chief Financial Officer of Osisko Mining. He was responsible for all activities related to financing, financial reporting, marketing relating to the gold industry, risk management and government relations. Mr. Coates has more than 30 years of progressive experience within the international and Canadian mining industry. Mr. Coates has an understanding of the accounting principles used by the Company to prepare its financial statements.

Bernard Guarnera has over 40 years of experience in the global mining industry and is currently President of Broadlands Mineral Advisory Services Ltd. Mr. Guarnera is a director of the board of Behre Dolbear Group Inc., a mining consulting firm founded in 1991. Mr. Guarnera has an understanding of the accounting principles used by the Company to prepare its financial statements.

Paul M. Blythe has over 40 years of experience in the mining industry including significant international experience in corporate management, project development, open pit and underground operations, mergers and acquisitions, and debt and equity financing. He was the founder and President of Quadra FNX Mining and previously worked for Westmin Resources Limited, Placer Dome Canada Limited, Lac Minerals Limited and BHP Billiton. Mr. Blythe has an understanding of the accounting principles used by the Company to prepare its financial statements.

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Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions contained in sections 2.4, 3.2, 3.3(2), 3.4, 3.5, 3.6, 3.8 or Part 8 of NI 52-110.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, the Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of NI 52-110, the engagement of non-audit services is considered by the Board, and where applicable the Audit Committee, on a case-by-case basis.

External Auditor Service Fees

The fees for services provided by PWC to us in the fiscal year ended 2018 and 2017 as follows:

Fees	2018		2017
Audit Fees(1)	C$	304,500	C$	369,500
Audit-Related Fees(2)		Nil		Nil
Tax Fees(3)		Nil		Nil
All Other Fees(4)		Nil		Nil
Total	C$	304,500	C$	369,500

(1)	“Audit Fees” include fees necessary to perform the annual audit of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits. Audit fees also include services related to the review of the Company’s quarterly financial reports.
(2)	“Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
(4)	“All Other Fees” include all other non-audit services.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, executive officers, employees and their associates, or any former executive officers, directors and employees of the Company or any of its subsidiaries:

(a)	is or at any time since the beginning of the most recently completed financial year of the company has been, indebted to the Company or any of its subsidiaries; or

(b)	whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as described in this Proxy Statement, no informed person of the Company, and no associate or affiliate of any such informed person has had any material interest direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries. See “Interest of Certain Persons in Matters to be Acted Upon” and “Matters to be Acted Upon at the Meeting – Proposal 1: Sale of the Soledad Mountain Project” in this Proxy Statement.

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MANAGEMENT CONTRACTS

Management functions of Golden Queen are not to any substantial degree performed by anyone other than the directors or executive officers of Golden Queen.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court or the SEC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

The Company is not aware of any claims, actions, proceedings or investigations pending against the Company, any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of the Shares, or any associate of any such director, officer, affiliate of the Company, or security holder that, individually or in the aggregate, are material to the Company. Neither the Company nor its assets and properties is subject to any outstanding judgment, order, writ, injunction or decree that has had or would be reasonably expected to have a material adverse effect on the Company. Furthermore, the Company is not aware of any threatened lawsuits.

To the best of our knowledge, there are no legal actions pending, threatened or contemplated against the Company or GQM LLC.

SHAREHOLDER COMMUNICATIONS

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member or the Board generally care of the Corporate Secretary, Golden Queen Mining Co. Ltd., Suite 2300 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular Board member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications prior to forwarding them to the appropriate Board member. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires and resumes or other job inquiries, not be forwarded.

“HOUSEHOLDING” OF PROXY MATERIALS

SEC rules allow a single copy of this Proxy Statement to be delivered to multiple shareholders sharing the same address and who affirmatively consent, or give their implied consent, to receive a single copy of these materials in a manner provided by applicable SEC rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household information circulars and proxy statements, delivering a single copy of each to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our information circulars and proxy statements, or if you are receiving multiple copies of our information circulars and proxy statements and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a Shareholder at a shared address to which a single copy of this Proxy Statement was delivered.

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For copies of this Proxy Statement, Shareholders should contact Laurel Hill Advisory Group, our proxy solicitation agent, by telephone at 1-877-452-7184, or by email at assistance@laurelhill.com.

SHAREHOLDER PROPOSALS

The deadline has passed for any proposal that a Shareholder wished to be considered for inclusion in our proxy statement and management proxy circular for our 2019 annual meeting of Shareholders as it must have been mailed to the Corporate Secretary of Golden Queen by December 1, 2018. Any Shareholder proposal received after this date will be considered untimely.

OTHER MATTERS

Golden Queen knows of no other matters that are likely to be brought before the Meeting. If, however, other matters not presently known or determined properly come before the Meeting, the persons named as proxies in the enclosed Proxy or VIF or their substitutes will vote in accordance with their discretion with respect to such matters.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the Company’s website at www.goldenqueen.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The Company will furnish to Shareholders, free of charge, a hard copy of the Company’s financial statements and management’s discussion and analysis and/or a hard copy of the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2018 upon request by (i) mail to: 2300 – 1066 West Hastings Street, Vancouver, BC V6E 3X2 or (ii) telephone to: 1-778-373-1557 or (iii) email to: info@goldenqueen.com. Financial information is provided in the Company’s annual financial statements and management’s discussion and analysis for its most recently completed fiscal year.

OTHER MATERIAL FACTS

There are no other material facts to the knowledge of the Board relating to the matters for which this Proxy Statement is issued which are not disclosed herein.

MISCELLANEOUS

If you have any questions about the Transaction or Consolidation, please contact Brenda Dayton, Corporate Secretary, by telephone at 1-778-373-1557, or by email at info@goldenqueen.com. If you need assistance with the completion and delivery of your Proxy or VIF, please contact Laurel Hill Advisory Group, our proxy solicitation agent, by telephone at 1-877-452-7184, or by email at assistance@laurelhill.com.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 10, 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS NOR THE COMPLETION OF THE TRANSACTION CREATES ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.

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CERTIFICATE

The contents and the sending of this Proxy Statement have been approved by the Board.

By Order of the Board of Directors of

GOLDEN QUEEN MINING CO. LTD.

Paul M. Blythe

Director

Vancouver, British Columbia

April 10, 2019

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SCHEDULE A

CONSENT OF ERNST & YOUNG LLP

We refer to the formal valuation and fairness opinion dated April 5, 2019, which we prepared for the Special Committee of the Board of Directors of Golden Queen Mining Co. Ltd. in connection with the sale of Golden Queen Mining Holdings Inc. to a group of purchasers including Thomas M. Clay and certain members of the Clay family and associated entities. We consent to the filing of the formal valuation and fairness opinion with the securities regulatory authority and the inclusion of a summary of the formal valuation and fairness opinion in this document.

/s/ ERNST & YOUNG LLP

Toronto, Ontario

April 10, 2019

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SCHEDULE B

DISSENT RIGHTS

DIVISION 2 OF PART 8 OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Definitions and application

237 (1) In this Division:

"dissenter" means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

"notice shares" means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

"payout value" means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)	in the case of a dissent in respect of an arrangement approved by a court order made under Section 291(2)(c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)	in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)	in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in Section 238(1)(g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(a)	under Section 260, in respect of a resolution to alter the articles

(i)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on, or

(ii)	without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company's community purposes within the meaning of section 51.91;

(b)	under Section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under Section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

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(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under Section 301(5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

(f)	under Section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under Section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with Section 242(4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

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(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)	any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

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Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in Section 238(1)(a), (b), (c), (d), (e) or (f) must,

(a)	if the company has complied with Section 240(1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with Section 240(3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with Section 240(1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in Section 238(1)(g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in Section 240(2)(b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under Section 238(1)(h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in Section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in Section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

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(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this Section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under Section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1)(a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under Section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under Section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if Section 242(4)(c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1)(c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with Section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

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(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than Section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than Section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with Section 244(1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)	determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with Section 244(1), and

(c)	make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)	pay to each dissenter who has complied with Section 244(1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)	the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than Section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)	if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

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(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than Section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under Section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under Section 244(4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)	the company must return to the dissenter each of the applicable share certificates, if any, sent under Section 244(1)(b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under Section 244(6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

B-7

QUESTIONS AND REQUESTS FOR ASSISTANCE

MAY BE DIRECTED TO THE PROXY SOLICITOR

North American Toll Free

1-877-452-7184

Collect Calls Outside North America

416-304-0211

Email: assistance@laurelhill.com

GOLDEN QUEEN MINING CO. LTD.

Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual General and Special Meeting to be held on May 13, 2019

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**

6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 a.m. (Pacific Time) on May 9, 2019.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.
Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01I3IA

Appointment of Proxyholder

I/We being holder(s) of Golden Queen Mining Co. Ltd. hereby appoint(s): Guy Le Bel, CFO, or failing him, Brenda Dayton, Corporate Secretary, or failing her, Edward Mayerhofer, solicitor for the Company,

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of Golden Queen Mining Co. Ltd. to be held at #2300 – 1066 West Hastings Street, Vancouver, B.C., Canada, on May 13, 2019 at 10:00 a.m. (Pacific Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

For | Against

1. Number of Directors
To Set the Number of Directors at three (3). ☐ ☐

2. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Paul M. Blythe	☐	☐	02. Bryan A. Coates	☐	☐	03. Bernard Guarnera	☐	☐

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For | Withhold

3. Appointment of Auditors
Appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. ☐ ☐

For | Against

5. Share Consolidation
To approve the share consolidation on a 10 existing common shares for each post-consolidation common share basis, as more particularly described in the accompanying Proxy Statement. ☐ ☐

1 Year | 2 Year | 3 Year | Abstain

7. Advisory Vote on the Frequency of Holding the Say On Pay Vote
To vote, on an advisory and non-binding basis, on the frequency of holding the Say-on-Pay votes in the future, as described in the accompanying Proxy Statement. ☐ ☐ ☐ ☐

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For | Against

8. Approval of Stock Option Plan
To approve the Company's 2019 Stock Option Plan, as more particularly described in the accompanying Proxy Statement. ☐ ☐

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

G Q M Q 274688 A R 1

01I3JD